 Filed Pursuant to Rule 424(b)(7)
 Registration File No. 333-266536
PROSPECTUS SUPPLEMENT
(To Prospectus dated August 4, 2022)
AMC Entertainment Holdings, Inc.
232,439,472 AMC Preferred Equity Units
This prospectus supplement relates to the offer and sale from time to time by the selling stockholder identified in the section entitled “Selling Stockholder” (or its pledgees, donees, transferees or other successors in interest) of up to an aggregate of 232,439,472 depositary shares (the “depositary shares”, “AMC Preferred Equity Units”, or “APEs”), each depositary share representing a 1/100th fractional interest in a share of Series A Convertible Participating Preferred Stock (the “Preferred Stock”).
Each AMC Preferred Equity Unit is designed to provide the same economic and voting rights as one (1) share of our Class A common stock (the “Class A common stock”), as described in more detail herein. Subject to the terms described herein, the Preferred Stock and the AMC Preferred Equity Units (by virtue of their interest in the Preferred Stock) will convert into shares of our Class A common stock at the then-applicable conversion rate if we obtain stockholder approval to increase the number of authorized shares of our Class A common stock to a number at least sufficient to permit the full conversion of the then-outstanding shares of Preferred Stock into Class A common stock, or such higher amount as our board of directors (the “Board”) may determine (the “common stock amendment”). The initial conversion rate is one hundred (100) shares of Class A common stock for each share of Preferred Stock or one (1) share of Class A common stock for each AMC Preferred Equity Unit. If the common stock amendment is adopted, each AMC Preferred Equity Unit will effectively convert into one (1) share of our Class A common stock and such Class A common stock will be distributed to holders of AMC Preferred Equity Units upon conversion on a one-to-one basis, or after giving effect to the proposed one-for-ten reverse stock split described below, if implemented, each AMC Preferred Equity Unit would effectively convert into one-tenth (1/10th) of one share of our Class A common stock.
To provide for the authorization of a sufficient number of authorized and unissued and unreserved shares of the Class A common stock into which the Preferred Stock (and, by virtue of such conversion, AMC Preferred Equity Units) can convert in full, the Company has called a special meeting to be held on March 14, 2023 (the “Special Meeting”) to obtain the requisite stockholder approval to (a) approve an amendment to our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to increase the total number of authorized shares of Class A common stock from 524,173,073 to 550,000,000 shares of Class A common stock (the “Share Increase Proposal”) and (b) approve an amendment to our Certificate of Incorporation to effectuate a reverse stock split at a ratio of one share of Class A common stock for every ten shares of Class A common stock (the “Reverse Split Proposal” and together with the Share Increase Proposal, the “Charter Amendment Proposals”). The Reverse Split Proposal together with the Share Increase Proposal would permit the full conversion of all outstanding shares of Preferred Stock into shares of Class A common stock. On February 20, 2023, two putative stockholder class actions were filed in the Delaware Court of Chancery seeking a declaration that the issuance of the APEs violated 8 Del. C. § 242(b), an order that holders of the Company’s Class A common stock be provided with a separate vote from the holders of the APEs on the Charter Amendment Proposals or that the APEs be enjoined from voting on the Charter Amendment Proposals, and an award of money damages (the “Shareholder Litigation”). On February 27, 2023, the Delaware Court of Chancery entered a status quo order that (i) will allow the Special Meeting on the Charter Amendment Proposals to proceed on March 14, 2023, but precludes the Company from implementing the Charter Amendment Proposals pending a ruling by the court on the plaintiffs’ to-be-filed preliminary injunction motion, and (ii) scheduled a hearing on the plaintiffs’ to-be-filed preliminary injunction motion for April 27, 2023. Please see “Prospectus Supplement Summary — Recent Developments” for additional information on the Shareholder Litigation.
The AMC Preferred Equity Units described in this prospectus supplement may be sold from time to time pursuant to this prospectus supplement by the selling stockholder in a number of different ways and at varying prices. See “Selling Stockholder” and “Plan of Distribution.” We cannot predict when or in what amounts the selling stockholder may sell any of the AMC Preferred Equity Units offered by this prospectus supplement.

We are not selling any of the AMC Preferred Equity Units, and we will not receive any of the proceeds from the sale of the AMC Preferred Equity Units by the selling stockholder. The selling stockholder will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the AMC Preferred Equity Units with the SEC. The registration of the AMC Preferred Equity Units does not necessarily mean that any of such AMC Preferred Equity Units will be offered or sold by the selling stockholder.
Additional prospectus supplements may add, update or change information contained in this prospectus supplement. You should read this prospectus supplement together with the documents we incorporate by reference carefully before you invest. The selling stockholder may offer and sell the AMC Preferred Equity Units to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
The AMC Preferred Equity Units are listed on the New York Stock Exchange (the “NYSE”) under the symbol “APE.” Since the AMC Preferred Equity Units began trading on the NYSE on August 22, 2022, the market price of the AMC Preferred Equity Units has fluctuated from an intra-day low on the NYSE of $0.65 per unit on December 19, 2022, to an intra-day high on the NYSE of $10.50 on August 22, 2022, and the last reported sale price of our AMC Preferred Equity Units on the NYSE on March 8, 2023 was $1.78 per unit.
Our Class A common stock is listed on the NYSE under the symbol “AMC.” The market prices and trading volume of our shares of Class A common stock has been and may continue to be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. Because each AMC Preferred Equity Unit initially represents the right to receive one (1) share of our Class A common stock upon effectiveness of the common stock amendment, and is otherwise designed to bear equivalent economic and voting rights as described herein, the market price of the AMC Preferred Equity Units may be correlated with the market price of our Class A common stock. The market prices and trading volume of our shares of Class A common stock have experienced, and may continue to experience, extreme volatility, which could cause purchasers of AMC Preferred Equity Units to incur substantial losses. During 2022 and 2023 to date, the market price of our Class A common stock has fluctuated from an intra-day low on the NYSE of $3.77 per share on January 6, 2023 to an intra-day high on the NYSE of $34.33 on March 29, 2022 (prior to the special dividend of AMC Preferred Equity Units), and the last reported sale price of our Class A common stock on the NYSE on March 8, 2023, was $5.84 per share.
During 2022 and 2023 to date, according to the NYSE, daily trading volume for our Class A common stock ranged from approximately 8,287,600 to 226,704,100 shares. Daily trading volume for our AMC Preferred Equity Units ranged from approximately 5,921,800 to 180,271,200 AMC Preferred Equity Units. These extreme fluctuations in the market price of our Class A common stock and AMC Preferred Equity Units have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. While the market prices of our Class A common stock and AMC Preferred Equity Units may respond to developments regarding our liquidity, operating performance and prospects, the Special Meeting and status of the Shareholder Litigation and developments regarding our industry, we believe that volatility and our current market prices also reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Within the last seven business days, the market price of our Class A common stock has fluctuated from an intra-day low on the NYSE of $5.67 on March 8, 2023 to an intra-day high of $8.53 on February 28, 2023, and the market price of our AMC Preferred Equity Units has fluctuated from an intra-day low of $1.64 on March 2, 2023 to an intra-day high of $2.13 on March 1, 2023. We have made no disclosure regarding a change to our underlying business during that period. Under the circumstances, we caution you against investing in our AMC Preferred Equity Units, unless you are prepared to incur the risk of losing all or a substantial portion of your investment. See “Risk Factors — Risks Related to This Offering.”
Investing in the AMC Preferred Equity Units is highly speculative and involves risks. You should carefully read and consider the risk factors included in this prospectus supplement, in our periodic reports, in the accompanying prospectus and in any other documents we file with the SEC. See the sections entitled “Risk Factors” below on page S-11, in our other filings with the SEC and in the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 9, 2023.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On August 4, 2022, we filed with the SEC a registration statement on Form S-3 utilizing a shelf registration process related to the securities described in this prospectus supplement, which was automatically declared effective upon filing.
This document is in two parts. The first part is this prospectus supplement, which provides you with a general description of our AMC Preferred Equity Units that the selling stockholder may offer and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. To the extent required by applicable law, each time a selling stockholder sells AMC Preferred Equity Units under this prospectus supplement, such selling stockholder will provide you with this prospectus supplement and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus supplement or in documents incorporated by reference into this prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement and information in the accompanying prospectus or incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described under “Where You Can Find More Information; Incorporation of Documents by Reference,” and any free writing prospectus that we prepare and distribute.
Neither we nor the selling stockholder or any of our or its affiliates have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or the selling stockholder. The selling stockholder may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.
This prospectus supplement and the accompanying prospectus and any other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus supplement and the accompanying prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus supplement, the accompanying prospectus or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “AMC” refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus supplement.
This prospectus supplement contains summaries of certain of our agreements. The descriptions contained in this prospectus supplement of these agreements do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements.
The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our annual report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023 (the “Annual Report”);

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the portions of our Definitive Proxy Statement on Schedule 14A, incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 29, 2022;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 14, 2023;

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our Current Reports on Form 8-K filed with the SEC on January 25, 2023 and February 9, 2023 (as amended by the Form 8-K filed on February 13, 2023).

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the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 17, 2013, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description; and

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the description of our AMC Preferred Equity Units and our Preferred Stock contained in our Registration Statement on Form 8-A filed with the SEC on August 4, 2022, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
This prospectus supplement and any accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement or any accompanying prospectus or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus supplement. You should direct requests for documents to:
AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus supplement, the documents that are incorporated by reference in this prospectus supplement and other written or oral statements made by or on behalf of AMC may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance levels and our liquidity. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors”, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following;
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the risks and uncertainties relating to the sufficiency of our existing cash and cash equivalents and available borrowing capacity to comply with minimum liquidity and financial requirements under our debt covenants related to borrowings pursuant to the Senior Secured Revolving Credit Facility (as defined in the Annual Report), fund operations, and satisfy obligations including cash outflows for deferred rent and planned capital expenditures currently and through the next twelve months. In order to achieve net positive operating cash flows and long-term profitability, operating revenues will need to increase significantly from 2022 levels to levels in line with pre-COVID-19 operating revenues. Domestic industry box office grosses increased significantly to approximately $7.5 billion during the twelve months ended December 31, 2022 compared to approximately $4.5 billion during the twelve months ended December 31, 2021. For the twelve months ended December 31, 2019 the domestic industry box office was $11.4 billion. The Company believes the anticipated volume of titles available for theatrical release and the anticipated broad appeal of many of those titles will support increased operating revenues and attendance levels. However, there remain significant risks that may negatively impact operating revenues and attendance levels, including changes to movie studios release schedules and direct to streaming or other changing movie studio practices. If we are unable to achieve significantly increased levels of attendance and operating revenues, we may be required to obtain additional liquidity. If such additional liquidity is not obtained or insufficient, we likely would seek an in-court or out-of-court restructuring of our liabilities, and in the event of such future liquidation or bankruptcy proceeding, holders of our Class A common stock, AMC Preferred Equity Units, and other securities would likely suffer a total loss of their investment;

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the ongoing impact of COVID-19 to operations at our theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees;

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increased use of alternative film delivery methods including premium video on demand or other forms of entertainment;

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the risk that the North American and international box office in the near term will not recover sufficiently, resulting in higher cash burn and the need to seek additional financing;

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risks and uncertainties relating to our significant indebtedness, including our borrowings and our ability to meet our financial maintenance and other covenants;

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shrinking exclusive theatrical release windows or release of movies to theatrical exhibition and streaming platforms on the same date, and the theatrical release of fewer movies;

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the seasonality of our revenue and working capital, which are dependent upon the timing of motion picture releases by distributors, such releases being seasonal and resulting in higher attendance and revenues generally during the summer months and holiday seasons;

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intense competition in the geographic areas in which we operate among exhibitors or from other forms of entertainment;

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certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities and limit or restrict our ability to pay dividends, pre-pay debt, and also to refinance debt and to do so at favorable terms;

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risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges;

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risks relating to motion picture production and performance;

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general and international economic, political, regulatory, social and financial market conditions, including potential economic recession, inflation, and other risks that may negatively impact discretionary income and our operating revenues and attendance levels;

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our lack of control over distributors of films;

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limitations on the availability of capital or poor financial results may prevent us from deploying strategic initiatives;

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an issuance of preferred stock, including the Series A Convertible Participating Preferred Stock (represented by AMC Preferred Equity Units), could dilute the voting power of the common stockholders and adversely affect the market value of our Class A common stock and AMC Preferred Equity Units;

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limitations on the authorized number of Class A common stock shares prevents us from raising additional capital through Class A common stock issuances;

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our ability to achieve expected synergies, benefits and performance from our strategic initiatives;

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our ability to refinance our indebtedness on terms favorable to us or at all;

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our ability to optimize our theatre circuit through new construction, the transformation of our existing theatres, and strategically closing underperforming theatres may be subject to delay and unanticipated costs;

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failures, unavailability or security breaches of our information systems;

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our ability to utilize interest expense deductions will be limited annually due to Section 163(j) of the Internal Revenue Code as amended by the Tax Cuts and Jobs Act of 2017;

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our ability to recognize interest deduction carryforwards, net operating loss carryforwards and other tax attributes to reduce our future tax liability;

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our ability to recognize certain international deferred tax assets which currently do not have a valuation allowance recorded;

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impact of the elimination of the calculation of USD LIBOR rates on our contracts indexed to USD LIBOR;

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review by antitrust authorities in connection with acquisition opportunities;

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risks relating to the incurrence of legal liability, including costs associated with the ongoing securities class action lawsuits;

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dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;

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increased costs in order to comply or resulting from a failure to comply with governmental regulation, including the General Data Protection Regulation (“GDPR”) and all other current and pending privacy and data regulations in the jurisdictions where we have operations;

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supply chain disruptions may negatively impact our operating results;

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the availability and/or cost of energy, particularly in Europe;

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the dilution caused by recent and potential future sales of our Class A common stock and AMC Preferred Equity Units, including the implications of the proposed conversion of the Preferred Stock

(which are represented by AMC Preferred Equity Units) to Class A common stock, if approved, could adversely affect the market price of the Class A common stock and AMC Preferred Equity Units;
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the market price and trading volume of our shares of Class A common stock has been and may continue to be volatile and such volatility may also apply to our AMC Preferred Equity Units, and purchasers of our securities could incur substantial losses;

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future offerings of debt, which would be senior to our Class A common stock and AMC Preferred Equity Units for purposes of distributions or upon liquidation, could adversely affect the market price of our Class A common stock and AMC Preferred Equity Units;

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failure to receive the requisite approval necessary from our stockholders at our Special Meeting to approve the Charter Amendment Proposals;

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the potential for political, social, or economic unrest, terrorism, hostilities, cyber-attacks or war, including the conflict between Russia and Ukraine and that Sweden and Finland (countries where we operate approximately 100 theatres) signed the accessions protocols on July 5, 2022. If completed, the accession could cause a deterioration in the relationship each country has with Russia;

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the potential impact of financial and economic sanctions on the regional and global economy, or widespread health emergencies, such as COVID-19 or other pandemics or epidemics, causing people to avoid our theatres or other public places where large crowds are in attendance;

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anti-takeover protections in our Certificate of Incorporation and our amended and restated bylaws may discourage or prevent a takeover of our Company, even if an acquisition would be beneficial to our stockholders; and

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other risks and uncertainties identified in this prospectus supplement and in the documents incorporated herein by reference.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.
Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in this prospectus supplement under “Risk Factors”, as well as those set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 1A. Risk Factors” in the Annual Report (as defined in “Where You Can Find More Information; Incorporation of Documents By Reference” in this prospectus supplement) and subsequent reports filed by us with the SEC, including on Form 8-K. Because of the foregoing, you are cautioned against relying on forward-looking statements, which speak only as of the date hereof. We do not undertake to update any of these statements in light of new information or future events, except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in the AMC Preferred Equity Units. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision to purchase our AMC Preferred Equity Units, especially the risks of investing in the AMC Preferred Equity Units discussed in the section titled “Risk Factors” in this prospectus supplement as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference into this prospectus supplement and the accompanying prospectus.
THE COMPANY
We are the world’s largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our 100+ year history, we have pioneered many of the theatrical exhibition industry’s most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we continued to innovate and evolve the movie-going experience with the deployment of our theatre renovations featuring plush, powered recliner seating and the launch of our U.S. subscription loyalty tier, AMC Stubs® A-List. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most significant companies in the theatrical exhibition industry.
We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our AMC Preferred Equity Units.
Recent Developments
Forward Purchase Agreement
On February 7, 2023, in connection with the consummation of the transactions contemplated by the previously announced forward purchase agreement (the “Forward Purchase Agreement”), dated as of December 22, 2022 by and between us and Antara, we issued to Antara 106,595,106 AMC Preferred Equity Units for an aggregate purchase price of $75.1 million (the “Forward Purchase APEs”) and (ii) simultaneously purchased from Antara, on a private basis, $100 million aggregate principal amount of our 10%/12% Cash/PIK Toggle Second Lien Notes due 2026 (the “Exchange Notes”) in exchange for 91,026,191 AMC Preferred Equity Units (together with the Forward Purchase APEs, the “Private Placement APEs”) and cash equal to the accrued and unpaid interest on the Exchange Notes. Pursuant to the terms and conditions of the Forward Purchase Agreement, we agreed to file this prospectus supplement to register the resale of certain AMC Preferred Equity Units held by Antara, including those issued pursuant to the terms of the Forward Purchase Agreement.
Special Meeting of AMC Stockholders
Our Board has called a Special Meeting of holders of record of our Class A common stock and Preferred Stock (or APEs representing such shares of Preferred Stock) as of February 8, 2023, to be held on March 14, 2023. The Special Meeting is being held for the following purposes, as more fully described in the Proxy Statement:
1.
Proposal No. 1:   To approve an amendment to our Certificate of Incorporation to increase the total number of authorized shares of Class A common stock from 524,173,073 to 550,000,000 shares of Class A common stock;

2.
Proposal No. 2:   to approve an amendment to our Certificate of Incorporation to effectuate a reverse stock split at a ratio of one share of Class A common stock for every ten shares of Class A common stock, which together with the Share Increase Proposal, would permit the full conversion of all outstanding shares of Preferred Stock into shares of Class A common stock; and

3.
Proposal No. 3:   to approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there were not sufficient votes at the time of the Special Meeting to approve and adopt the Charter Amendment Proposals.

Each of the Share Increase Proposal and the Reverse Split Proposal is cross-conditioned on the approval of each other, such that the approval of both proposals is required for each of them to take effect. In order to effect the conversion of APEs into Class A common stock, stockholders must approve both the Share Increase Proposal and the Reverse Split Proposal. The Share Increase Proposal alone will not create sufficient authorized Class A common stock, without the Reverse Split Proposal, to enable the conversion to occur. Nor will the Reverse Split Proposal alone satisfy the terms of the Series A Preferred Stock to enable the conversion to occur.
Delaware Actions
On February 20, 2023, two putative stockholder class actions were filed in the Delaware Court of Chancery, captioned Allegheny County Employees’ Retirement System v. AMC Entertainment Holdings, Inc., et al., C.A. No. 2023-0215-MTZ (Del. Ch.) (the “Allegheny Action”), and Munoz v. Adam M. Aron, et al., C.A. No. 2023-0216-MTZ (Del. Ch.) (the “Munoz Action” and together with the Allegheny Action, the “Shareholder Lawsuits”). The Allegheny Action asserts a claim for breach of fiduciary duty against certain of the Company’s directors and a claim for breach of 8 Del. C. § 242(b) against those directors and the Company, arising out of the Company’s creation of the APEs, the transactions between the Company and Antara Capital LP (“Antara”) that the Company announced on December 22, 2022, and the Charter Amendment Proposals. The Munoz Action asserts a claim for breach of fiduciary duty against the Company’s current directors and former director Lee Wittlinger, arising out of the same conduct challenged in the Allegheny Action. The Allegheny Action seeks a declaration that the issuance of the APEs violated 8 Del. C. § 242(b), an order that holders of the Company’s Class A common stock be provided with a separate vote from the holders of the APEs on the Charter Amendment Proposals or that the APEs be enjoined from voting on the Charter Amendment Proposals, and an award of money damages. The Munoz Action seeks to enjoin the APEs from being voted on the Charter Amendment Proposals.
On February 27, 2023, the Delaware Court of Chancery entered a status quo order that (i) will allow the March 14, 2023 vote on the Charter Amendment Proposals to proceed, but precludes the Company from implementing the Charter Amendment Proposals pending a ruling by the court on the plaintiffs’ to-be-filed preliminary injunction motion, and (ii) scheduled a hearing on the plaintiffs’ to-be-filed preliminary injunction motion for April 27, 2023.

THE OFFERING
Issuer
AMC Entertainment Holdings, Inc.
AMC Preferred Equity Units offered by the Selling
Stockholder
232,439,472 AMC Preferred Equity Units
Use of Proceeds
We will not receive any proceeds from the sale of the AMC Preferred Equity Units by the selling stockholder. See “Use of Proceeds” on page S-18.
Material U.S. Federal Income Tax Consequences
For a discussion of the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) of the purchase, ownership and disposition of AMC Preferred Equity Units and the acquisition, ownership and disposition of shares of our Class A common stock received upon conversion of AMC Preferred Equity Units, see “Material U.S. Federal Income Tax Consequences” on page S-36.
Risk Factors
Investing in AMC Preferred Equity Units is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-11, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in AMC Preferred Equity Units.
NYSE Symbol
The AMC Preferred Equity Units are listed on the NYSE under the symbol “APE.”
The Class A common stock is listed on the NYSE under the symbol “AMC.”

RISK FACTORS
Investing in our AMC Preferred Equity Units is highly speculative and involves a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our Annual Report and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports and Current Reports, all of which is incorporated by reference into this prospectus supplement, the accompanying prospectus and in any other documents incorporated into this prospectus supplement or the accompanying prospectus by reference. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement or in the accompanying prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our AMC Preferred Equity Units. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus supplement or in any document incorporated by reference into this prospectus supplement are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.
Risks Related to This Offering
There has been significant recent dilution and there may continue to be additional future dilution of our Class A common stock and AMC Preferred Equity Units, which could adversely affect the market price of shares of our Class A common stock and AMC Preferred Equity Units. The risks of future dilution must also be weighed against the risks of failing to increase our authorized shares of Class A common stock, each of which could adversely affect the market price of shares of our Class A common stock and AMC Preferred Equity Units.
From January 1, 2020 through March 8, 2023, the outstanding shares of our Class A common stock have increased by 467,112,312 shares in a combination of at-the-market sales, conversion of Class B common stock, conversion of notes, exchanges of notes, transaction fee payments, and equity grant vesting. On August 19, 2022, the Company issued a dividend of one AMC Preferred Equity Unit for each share of Class A common stock outstanding at the close of business on August 15, 2022, which resulted in the issuance of 516,820,595 AMC Preferred Equity Units. From August 19, 2022 through March 8, 2023, we issued 421,120,199 AMC Preferred Equity Units in a combination of at-the-market sales, exchanges of debt, private placement transactions, and equity grant vesting. As of March 8, 2023, there were 519,192,389 shares of Class A common stock and 937,940,794 AMC Preferred Equity Units issued and outstanding. Pursuant to our strategy to enhance our liquidity, we intend to issue preferred equity securities or securities convertible into, or exchangeable for, or that represent the right to receive, shares of Class A common stock. If, in the future, we obtain shareholder approval to amend our certificate of incorporation to increase our authorized shares, including if the Charter Amendment Proposals we may issue additional shares of Class A common stock to raise cash to bolster our liquidity, to refinance indebtedness, for working capital, to finance strategic initiatives and future acquisitions or for other purposes. We may also acquire interests in other companies, or other assets by using a combination of cash and shares of Class A common stock or AMC Preferred Equity Units, or just shares of Class A common stock. Additionally, vesting under our equity compensation programs results in the issuance of new shares of Class A common stock and AMC Preferred Equity Units and shares withheld to cover tax withholding obligations upon vesting remain available for future grants. Any of these events may dilute the ownership interests of current stockholders, reduce our earnings per share or have an adverse effect on the price of our shares of Class A common stock and AMC Preferred Equity Units.
To provide for the authorization of a sufficient number of authorized and unissued and unreserved shares of the Class A common stock into which the Series A Convertible Participating Preferred Stock (and, by virtue of such conversion, AMC Preferred Equity Units) can convert in full, the Company has called the Special Meeting to be held on March 14, 2023 to obtain the requisite stockholder approval of the Charter Amendment Proposals. If the Charter Amendment Proposals are approved by our stockholders, we will have additional authorized but unissued Class A common stock that may be used in the future for at-the-market sales, exchanges of notes, private placement transactions, equity grant vesting and other dilutive issuances. These future issuances may be dilutive and result in a decline in the market price of our Class A common stock.
If we are unable to obtain shareholder approval to increase our authorized shares, including pursuant to the Charter Amendment Proposals, this will create substantial risks, which could have an adverse effect on the price of our shares of Class A common stock and AMC Preferred Equity Units, including:
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we will be limited in our ability to issue equity to bolster our liquidity and respond to future challenges, including if operating revenue and attendance levels do not return to the levels assumed;

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for future financing, we may be required to issue additional debt, which may be unavailable on favorable terms or at all, which would exacerbate the challenges created by our high leverage;

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we may be unable to issue equity in deleveraging transactions, including exchanges, redemptions or buy-backs of debt, which will limit our flexibility to deliver; and

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we may be unable to issue equity as currency in strategic transactions, including acquisitions, joint ventures or in connection with landlord negotiations, which may prevent us from entering into transactions that could increase shareholder value.

The Special Meeting and the Charter Amendment Proposals could cause extreme volatility in our Class A common stock and AMC Preferred Equity Units and may adversely affect the market price of our Class A common stock and/or AMC Preferred Equity Units.
At the Special Meeting, all holders of our shares of Class A common stock and holders of shares of Series A Convertible Participating Preferred Stock (which are represented by AMC Preferred Equity Units) on the books of Computershare Trust Company, N.A. as of the record date for the Special Meeting will be entitled to vote on the Charter Amendment Proposals. If stockholders approve the Charter Amendment Proposals, upon the effectiveness of the Charter Amendment Proposals, the AMC Preferred Equity Units will be automatically converted into shares of our Class A common stock and the AMC Preferred Equity Units will cease trading and be delisted from the NYSE. The effect of the Charter Amendment Proposals, including the Reverse Split Proposal, upon the market price of our Class A common stock cannot be predicted with certainty. Given the current disparity in the trading prices of the AMC Preferred Equity Units and the Class A common stock, the conversion of AMC Preferred Equity Units into Class A common stock could adversely affect the market price of the Class A common stock. Conversely, if the Charter Amendment Proposals are not approved, the AMC Preferred Equity Units will not convert into shares of Class A common stock, which could also adversely affect the market price of the AMC Preferred Equity Units, cause extreme volatility, make it difficult to raise additional equity without causing significant economic dilution to the Class A common stock, which could also adversely affect the market price of the Class A common stock. If the Charter Amendment Proposals are not approved, the Company may not make another proposal with respect to the common stock amendment, or it may be some time before any such proposal is made, although such determination will be made by the Company’s Board at its sole discretion.
In addition, the results of reverse stock splits by companies in the past have been varied. There can be no assurance that the total market capitalization of our Class A common stock after the Reverse Split Proposal (if approved) (the “Reverse Stock Split”) will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our Class A common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of Class A common stock outstanding before the Reverse Stock Split. Further, the market price and trading volume of our shares of Class A common stock has been subject to extreme volatility and approval of the Charter Amendment Proposals, including the Reverse Stock Split, may increase such volatility, with a decline in the market price of our Class A common stock after the Reverse Stock Split resulting in a greater percentage decline than would occur in the absence of a Reverse Stock Split.
On February 20, 2023, two putative stockholder class actions were filed in the Delaware Court of Chancery, captioned Allegheny County Employees’ Retirement System v. AMC Entertainment Holdings, Inc., et al., C.A. No. 2023-0215-MTZ (Del. Ch.), and Munoz v. Adam M. Aron, et al., C.A. No. 2023-0216-MTZ (Del. Ch.). See “Prospectus Supplement Summary — Recent Developments” for additional information about the Shareholder Lawsuits. While we will vigorously contest the Shareholder Lawsuits, the outcome of the Shareholder Lawsuits, or any similar future lawsuits, is uncertain. In addition, while we anticipate that the Special Meeting will still be held on March 14, 2023, we will not be able to implement the Charter Amendment Proposals pending a ruling by the court on the plaintiff’s to-be-filed preliminary injunction motion, which may substantially delay or prevent the conversion of AMC Preferred Equity Units into Class A common stock. If the plaintiffs are successful in obtaining injunctive or other relief restraining, delaying, enjoining or otherwise prohibiting the Charter Amendment Proposals from going into effect, this would likely adversely affect the market price of the AMC Preferred Equity Units, cause extreme volatility, make it difficult to raise additional equity without causing significant economic dilution to both the AMC Preferred Equity Units and the Class A common stock, which could also adversely affect the market price of the Class A common stock. If the plaintiffs are successful in their claim for breach of 8 Del. C. § 242(b), we may be prohibited from issuing additional AMC Preferred Equity Units which would substantially harm our ability to generate additional liquidity, reduce our debt or engage in strategic transactions.
The market prices and trading volumes of our shares of Class A common stock and AMC Preferred Equity Units have experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A common stock and AMC Preferred Equity Units to incur substantial losses.
The market prices and trading volume of our shares of Class A common stock and AMC Preferred Equity Units have been and may continue to be subject to wide fluctuations in response to numerous factors, many of which are beyond our control. Because each AMC Preferred Equity Unit initially represents the right to receive one (1) share of our Class A common stock upon effectiveness of the common stock amendment, and is otherwise designed to bear equivalent economic and voting rights as described herein, the market price of the AMC Preferred Equity Units may be correlated with the market price of our Class A common stock. The market prices and trading volume of our shares of Class A common stock have experienced, and may continue to experience, extreme volatility, which could cause purchasers of our Class A common stock and AMC Preferred Equity Units to incur substantial losses. For example, during 2022 and 2023 to date, the market price of our Class A common stock has fluctuated from an intra-day low on the NYSE of $3.77 per share on January 6, 2023 to an intra-day high on the NYSE of $34.33 on March 29, 2022 (prior to the special dividend of AMC Preferred Equity Units). The market price of our AMC Preferred Equity Units has fluctuated from an intra-day low of $0.65 on December 19, 2022 to an intra-day high of $10.50 on August 22, 2022. The last reported sale price of our Class A common stock and AMC Preferred Equity Units on the NYSE on March 8, 2023, was $5.84 per share of Class A common stock and $1.78 per AMC Preferred Equity Unit. During 2022 and 2023 to date, daily trading volume ranged from approximately 8,287,600 to 226,704,100 shares and the AMC Preferred Equity Units ranged from approximately 5,921,800 to 180,271,200.
We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our AMC Preferred Equity Units, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.
Extreme fluctuations in the market price of our Class A common stock and AMC Preferred Equity Units have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:
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the market prices of our Class A common stock and AMC Preferred Equity Units have experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

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factors in the public trading market for our Class A common stock and AMC Preferred Equity Units may include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our Class A common stock and AMC Preferred Equity Units and any related hedging and other trading factors;

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our market capitalization, as implied by various trading prices, currently reflects valuations that diverge significantly from those seen prior to recent volatility and that are significantly higher than our market capitalization immediately prior to the COVID-19 pandemic, and to the extent these valuations reflect trading dynamics unrelated to our financial performance or prospects, purchasers of our Class A common stock and AMC Preferred Equity Units could incur substantial losses if there are declines in market prices driven by a return to earlier valuations;

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to the extent volatility in our Class A common stock and AMC Preferred Equity Units is caused, or may from time to time be caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our Class A common stock and AMC Preferred Equity Units as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated;

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if the market price of our Class A common stock and/or AMC Preferred Equity Units declines, you may be unable to resell your shares of Class A common stock or AMC Preferred Equity Units at or above the price at which you acquired them. We cannot assure you that the equity issuance of our Class A common stock and AMC Preferred Equity Units will not fluctuate or decline significantly in the future, in which case you could incur substantial losses; and

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the Company has paid or will pay cash tax liabilities of an estimated $14.0 million to cover withholding obligations upon vesting of awards under our Equity Incentive Plan in January and February of 2023. The Company will withhold shares based on historical elections by participants under the terms of the plan equivalent to the cash tax requirements for federal, state and local withholdings, pay the required tax obligation and return the withheld shares to the Equity Incentive Plan.

We may continue to incur rapid and substantial increases or decreases in the market prices of our Class A common stock and AMC Preferred Equity Units in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of Class A common stock and AMC Preferred Equity Units may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our Class A common stock and AMC Preferred Equity Units or result in fluctuations in the price or trading volume of our Class A common stock and AMC Preferred Equity Units, including:
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the ongoing impacts relating to the COVID-19 pandemic;

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actual or anticipated variations in our annual or quarterly results of operations, including our earnings estimates and whether we meet market expectations with regard to our earnings;

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our current inability to pay dividends or other distributions;

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publication of research reports by analysts or others about us or the motion picture exhibition industry, which may be unfavorable, inaccurate, inconsistent or not disseminated on a regular basis;

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changes in market interest rates that may cause purchasers of our shares to demand a different yield;

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changes in market valuations of similar companies;

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market reaction to any additional equity, debt or other securities that we may issue in the future, and which may or may not dilute the holdings of our existing stockholders;

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additions or departures of key personnel;

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actions by institutional or significant stockholders;

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short interest in our securities and the market response to such short interest;

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the dramatic increase or decrease in the number of individual holders of our Class A common stock and AMC Preferred Equity Units and their participation in social media platforms targeted at speculative investing;

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speculation in the press or investment community about our company or industry;

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strategic actions by us or our competitors, such as acquisitions or other investments;

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legislative, administrative, regulatory or other actions affecting our business, or our industry, including positions taken by the Internal Revenue Service (“IRS”);

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investigations, proceedings, or litigation that involve or affect us;

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the Charter Amendment Proposals to be voted on by our stockholders at the Special Meeting;

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the occurrence of any of the other risk factors included or incorporated by reference in our Annual Report; and

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general market and economic conditions.

A “short squeeze” due to a sudden increase in demand for shares of our Class A common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our Class A common stock and the price of the AMC Preferred Equity Units may also be subject to similar dynamics and volatility.
Investors may purchase shares of our Class A common stock and our AMC Preferred Equity Units to hedge existing exposure or to speculate on the price of our Class A common stock and AMC Preferred Equity Units. Speculation on the price of our Class A common stock and AMC Preferred Equity Units may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock and/or AMC Preferred Equity Units available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our Class A common stock and/or AMC Preferred Equity Units for delivery to lenders of our Class A common stock and/or AMC Preferred Equity Units. Those repurchases may, in turn, dramatically increase the price of shares of our Class A common stock and/or our AMC Preferred Equity Units until additional shares of our Class A common stock and/or AMC Preferred Equity Units are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our Class A common stock has been in the past and may be traded in the future by short sellers, which may increase the likelihood that our Class A common stock or AMC Preferred Equity Units will be the target of a short squeeze, and there is widespread speculation that the trading price of our Class A common stock is or has been from time to time the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our Class A common stock and may have a similar impact on the price of the AMC Preferred Equity Units that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our Class A common stock and/or AMC Preferred Equity Units necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our Class A common stock and AMC Preferred Equity Units may rapidly decline. Investors that purchase shares of our Class A common stock or AMC Preferred Equity Units during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our AMC Preferred Equity Units, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.
The AMC Preferred Equity Units are listed under the ticker symbol “APE”. APEs is also the name by which some of our retail stockholders refer to themselves. There is no guarantee that these stockholders will continue to support AMC in the future, and negative sentiment among AMC’s retail stockholder base in the future could have a material adverse impact on the market prices of the Class A common stock and AMC Preferred Equity Units and your investment therein.
Some of our retail investors have referred to themselves as “Apes” on social media and in other forums. Our “APE” ticker symbol, although an acronym for AMC Preferred Equity Unit, is also a reference to this stockholder base who has in the past been perceived as having supported AMC. Self-proclaimed “Apes” are widely viewed as playing a significant role in the market dynamics that have resulted in substantial increases and volatility in the market prices of AMC’s Class A common stock and other so-called “meme” stocks. See “— The market prices and trading volume of our shares of Class A common stock and AMC Preferred Equity Units have experienced, and may continue to experience, extreme volatility, which could cause purchasers of our AMC Preferred Equity Units to incur substantial losses.” While AMC and its management have actively sought to foster positive relationships with its significant retail stockholder base as the owners of AMC, and while AMC’s retail stockholder base has been credited favorably with assisting AMC in raising significant capital in the past, there is no guarantee that AMC will be able to continue to benefit from support from its retail stockholder base in the future. If investor sentiment turns negative, including as a result of this at-the-market offering or this prospectus supplement, this could have a material adverse impact on the market price of our Class A common stock and AMC Preferred Equity Units.
Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.
We have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus or incorporated documents filed with the SEC in determining whether to purchase our shares of Class A common stock or AMC Preferred Equity Units. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our Class A common stock and our AMC Preferred Equity Units which could cause losses to your investments.
Future offerings of debt, which would be senior to our AMC Preferred Equity Units upon liquidation, and/or other preferred equity securities, which may be senior to our AMC Preferred Equity Units for purposes of distributions or upon liquidation, could adversely affect the market price of our AMC Preferred Equity Units.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or preferred equity securities, including convertible or non-convertible senior or subordinated notes, convertible or non-convertible preferred stock, medium-term notes and trust preferred securities, to raise cash or bolster our liquidity, to refinance indebtedness for working capital, to finance strategic initiatives and future acquisitions or for other purposes. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our Class A common stock and AMC Preferred Equity Units, including the Preferred Stock underlying our AMC Preferred Equity Units. In addition, any additional preferred stock we may issue could have a preference on liquidating distributions or a preference on distribution payments that could limit our ability to make a distribution to the holders of our Class A common stock and AMC Preferred Equity Units. Since our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings potentially reducing the market price of our AMC Preferred Equity Units.
Anti-takeover protections in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage or prevent a takeover of our Company, even if an acquisition would be beneficial to our stockholders.
Provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws, as amended, as well as provisions of the Delaware General Corporation Law delay or make it more difficult to remove incumbent directors or for a third-party to acquire us, even if a takeover would benefit our stockholders. These provisions include:
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a classified board of directors;

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the sole power of a majority of the board of directors to fix the number of directors;

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limitations on the removal of directors;

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the sole power of the board of directors to fill any vacancy on the board of directors, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

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the ability of our board of directors to designate one or more series of preferred stock and issue shares of preferred stock without stockholder approval; and

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the inability of stockholders to call special meetings.

Our issuance of shares of preferred stock could delay or prevent a change of control of our company. Our board of directors has the authority to cause us to issue, without any further vote or action by the stockholders, up to 50,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares. As of December 31, 2022 there were 10,000,000 Series A Convertible Participating Preferred Stock shares authorized and 7,245,872 Series A Convertible Participating Preferred Stock shares issued and outstanding, 40,000,000 preferred stock shares remain available for issuance and 2,754,129 Series A Convertible Participating Preferred Stock shares remain available for issuance. As a condition of the Forward Purchase Agreement (as defined herein) we were restricted from issuing additional Series A Convertible Preferred Stock Shares and AMC Preferred Equity Units in an amount that would exceed $40 million. On February 9, 2023 the Forward Purchase Agreement was amended to increase the $40 million restriction to $140 million. The restrictions remain in place until the earlier of the Special Meeting or April 6, 2023.
Our incorporation under Delaware law, the ability of our board of directors to create and issue a new series of preferred stock or a stockholder rights plan and certain other provisions of our amended and restated certificate of incorporation and amended and restated bylaws, as amended, could impede a merger, takeover or other business combination involving our company or the replacement of our management or discourage a potential investor from making a tender offer for our Class A common stock and AMC Preferred Equity Units, which, under certain circumstances, could reduce the market value of our Class A common stock and AMC Preferred Equity Units.
An issuance of preferred stock, including the Series A Convertible Participating Preferred Stock and the AMC Preferred Equity Units, could dilute the voting power of the Class A common stockholders and adversely affect the market value of our Class A common stock and AMC Preferred Equity Units.
The issuance of shares of preferred stock with voting rights may adversely affect the voting power of the holders of our other classes of voting stock either by diluting the voting power of our other classes of voting stock if they vote together as a single class, or by giving the holders of any such preferred stock the right to block an action on which they have a separate class vote even if the action were approved by the holders of our other classes of voting stock.
In addition, the issuance of shares of preferred stock with dividend or conversion rights, liquidation preferences or other economic terms favorable to the holders of preferred stock could adversely affect the market price for our Class A common stock and AMC Preferred Equity Units by making an investment in the Class A common stock or AMC Preferred Equity Units less attractive. For example, investors may not wish to purchase Class A common stock or AMC Preferred Equity Units at a price above the conversion price of a series of convertible preferred stock because the holders of the preferred stock would effectively be entitled to purchase Class A common stock or AMC Preferred Equity Units at the lower conversion price causing economic dilution to the holders of Class A common stock and AMC Preferred Equity Units.
Increases in market interest rates may cause potential investors to seek higher returns and therefore reduce demand for our AMC Preferred Equity Units, which could result in a decline in the market price of our AMC Preferred Equity Units.
One of the factors that may influence the price of our AMC Preferred Equity Units is the return on our AMC Preferred Equity Units (i.e., the amount of distributions or price appreciation as a percentage of the price of our AMC Preferred Equity Units) relative to market interest rates. An increase in market interest rates may lead prospective purchasers of our AMC Preferred Equity Units to expect a return, which we may be unable or choose not to provide. Further, higher interest rates would likely increase our borrowing costs and potentially decrease the cash available for distribution. Thus, higher market interest rates could cause the market prices of our AMC Preferred Equity Units to decline.

USE OF PROCEEDS
The selling stockholder will receive all of the proceeds from its sale from time to time of the AMC Preferred Equity Units under this prospectus supplement. We will not receive any proceeds from these sales.

DESCRIPTION OF AMC PREFERRED EQUITY UNITS
General
Each AMC Preferred Equity Unit represents an interest in one one-hundredth (1/100th) of a share of the Preferred Stock and will be evidenced by a depositary receipt. The Company will deposit the underlying shares of the Preferred Stock with the Depositary (as defined below) pursuant to a Deposit Agreement among the Company, Computershare Inc. and Computershare Inc.’s wholly-owned subsidiary Computershare Trust Company, N.A., collectively acting as depositary and conversion agent (together, the “Depositary”), dated August 4, 2022 (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, the depositary shares will be entitled to all the rights and preferences of the Preferred Stock, as applicable, in proportion to the fraction of a share of Preferred Stock those depositary shares represent.
The foregoing description of the AMC Preferred Equity Units does not purport to be complete and is qualified in its entirety by reference to the Deposit Agreement attached as an exhibit to our Registration Statement on Form 8-A filed with the SEC on August 4, 2022, and incorporated herein by reference.
This description should also be read in connection with disclosures regarding the Charter Amendment Proposals and related litigation contained elsewhere herein.
Listing
Our AMC Preferred Equity Units are listed on the NYSE under the symbol “APE”. The underlying Preferred Stock will not be listed.
Automatic Conversion
To provide for the authorization of a sufficient number of authorized and unissued and unreserved shares of the Class A common stock into which the Preferred Stock (and, by virtue of such conversion, AMC Preferred Equity Units) can convert in full, the Company may seek to obtain the requisite stockholder approval, at such time or times as the Board in its sole discretion shall determine, of an amendment to its Certificate of Incorporation to increase the number of authorized shares of Class A common stock to a number at least sufficient to permit the full conversion of the then- outstanding shares of Preferred Stock into Class A common stock, or to such higher number of authorized shares of Class A common stock (which may be issued for any purpose) as the Company’s Board may determine in its sole discretion.
Under Delaware law, the affirmative vote of holders of at least a majority in voting power of the Company’s outstanding capital stock will be required for stockholder approval of the common stock amendment. The holders of the AMC Preferred Equity Units will be entitled to vote on the common stock amendment.
Upon the terms and in the manner described below under “Description of the Preferred Stock — Conversion Procedures,” at 9:30 a.m., New York City time, on the first business day following the effectiveness of the common stock amendment, all of the issued and outstanding shares of Preferred Stock will automatically convert in full with no action on the part of holders into Class A common stock at the then- applicable conversion rate and the Preferred Stock will cease to exist.
Because each AMC Preferred Equity Unit represents an interest in one one-hundredth (1/100th) of a share of Preferred Stock, and upon conversion one (1) share of Preferred Stock is convertible into one hundred (100) shares of Class A common stock, each AMC Preferred Equity Unit would represent an interest in one (1) share of Class A common stock upon conversion and such Class A common stock will be deliverable upon conversion in respect of each AMC Preferred Equity Unit, in each case subject to adjustments as described herein. After delivery of Class A common stock by the transfer agent to the Depositary following conversion of the Preferred Stock, the Depositary will transfer the proportional number of shares of Class A common stock to the holders of AMC Preferred Equity Units by book-entry transfer through The Depository Trust Company (“DTC”) or, if such holders’ interests are in certificated depositary receipts or held through the book- entry settlement system of the Depositary, by delivery of common stock certificates or book-entry transfer through the Depositary, as applicable, for such number of shares of Class A common stock. In the event that the holders of AMC Preferred Equity Units would be entitled to receive fractional shares of Class A common stock, the Depositary will pay such holders cash in lieu of such fractional shares, as described under “Description of the Preferred Stock — Fractional Shares” below.
Dividends and Other Distributions
Holders of AMC Preferred Equity Units will receive dividends only to the extent such dividends are declared on the Preferred Stock. Each dividend on an AMC Preferred Equity Unit will be in an amount equal to the dividend on one share of Class A common stock, or one one-hundredth (1/100th) of any dividend declared on the related share of the Preferred Stock, subject to adjustment.
The Depositary will distribute all cash dividends and other cash distributions received on the Preferred Stock to the holders of record of the depositary receipts in proportion, as nearly as practicable, to the number of AMC Preferred Equity Units held by each holder. In the event of a distribution other than in cash, rights, preferences or privileges upon the Preferred Stock, the Depositary will, at the direction of the Company, distribute such amounts of securities or property received by it to the holders of record of the depositary receipts in proportion to the number of AMC Preferred Equity Units held by each holder, unless the Depositary determines that this distribution is not feasible, in which case the Depositary may, with the Company’s approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary receipts.
Record dates for the payment of dividends and other matters relating to the AMC Preferred Equity Units will be the same as the corresponding record dates for the Preferred Stock.
The amount paid as dividends or otherwise distributable by the Depositary with respect to the AMC Preferred Equity Units or the underlying Preferred Stock will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes or other governmental charges. The Depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any AMC Preferred Equity Units or the shares of the Preferred Stock until such taxes or other governmental charges are paid.
Voting Rights
Because each AMC Preferred Equity Unit represents an interest in one one-hundredth (1/100th) of a share of the Preferred Stock, and holders of the Preferred Stock will initially be entitled to one hundred (100) votes per share and will vote together with the holders of Class A common stock on an as-converted basis, each AMC Preferred Equity Unit represents the equivalent of one (1) vote under those circumstances in which holders of the Preferred Stock are entitled to a vote, as described under “Description of the Preferred Stock — Voting Rights” below.
When the Depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will, if requested in writing, as soon as practicable thereafter, mail or transmit a notice prepared by the Company which will contain (i) the information contained in the notice to the record holders of the AMC Preferred Equity Units relating to the Preferred Stock, (ii) a statement that such holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the shares of the Preferred Stock represented by their respective AMC Preferred Equity Units, and (iii) a brief statement as to the manner in which such instructions may be given. Each record holder of the AMC Preferred Equity Units on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the Depositary to vote the amount of the Preferred Stock represented by the holder’s AMC Preferred Equity Units. Insofar as practicable, the Depositary will vote the amount of the Preferred Stock represented by AMC Preferred Equity Units in accordance with the instructions it receives. The Company will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. In the absence of specific instructions from holders of AMC Preferred Equity Units, the Depositary will vote the Preferred Stock represented by the AMC Preferred Equity Units evidenced by the receipts of such holders proportionately with votes cast pursuant to instructions received from the other holders of AMC Preferred Equity Units.
Additional AMC Preferred Equity Units
The Company without the consent of holders of AMC Preferred Equity Units may issue from time to time additional AMC Preferred Equity Units that will form part of the same series of security.

Redemption
The AMC Preferred Equity Units will not be redeemable or subject to any sinking fund or similar provision.
Preemptive Rights
The AMC Preferred Equity Units will not have any preemptive rights.
Withdrawal
Any holder of an AMC Preferred Equity Unit may withdraw the number of whole shares of the Preferred Stock and all money and other property, if any, represented thereby by surrendering the receipts evidencing the AMC Preferred Equity Units at the Depositary’s principal office or at such other offices as the Depositary may designate. Only whole shares of Preferred Stock may be withdrawn. If the AMC Preferred Equity Units surrendered by the holder in connection with withdrawal exceed the number of AMC Preferred Equity Units that represent the number of whole shares of Preferred Stock to be withdrawn, the Depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of AMC Preferred Equity Units.
Notwithstanding any fractional interests in Preferred Stock underlying the AMC Preferred Equity Units delivered to a holder, in no event will fractional shares of Preferred Stock (or any cash payment in lieu thereof) be delivered by the Depositary upon a withdrawal of shares of Preferred Stock.
Amendment and Termination of the Deposit Agreement
The Company may amend the form of depositary receipt evidencing the AMC Preferred Equity Units and any provision of the Deposit Agreement at any time and from time to time by agreement with the Depositary without the consent of the holders of depositary receipts. However, any amendment that will materially and adversely alter the rights of the holders of depositary receipts will not be effective unless the holders of at least a majority of the affected AMC Preferred Equity Units then outstanding approve the amendment. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipts, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.
The Company will make no amendment that impairs the right of any holder of AMC Preferred Equity Units to receive shares of the Preferred Stock and any money or other property represented by those AMC Preferred Equity Units, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency, or commission, or applicable securities exchange.
The Deposit Agreement may be terminated:
•
if all outstanding AMC Preferred Equity Units issued under the Deposit Agreement have been cancelled, upon conversion of the Preferred Stock or otherwise;

•
if there shall have been a final distribution made in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts representing AMC Preferred Equity Units pursuant to the terms of the Deposit Agreement; or

•
upon the consent of holders of depositary receipts representing in the aggregate not less than two-thirds of the AMC Preferred Equity Units outstanding.

Resignation and Removal of Depositary
The Depositary may resign at any time by delivering to the Company written notice of its election to do so at least forty-five (45) days prior to such resignation. The Company also may, at any time, remove the Depositary by providing at least forty-five (45) days prior written notice. The Company will use its reasonable best efforts to appoint the successor depositary within forty-five (45) days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Form and Notices
The Preferred Stock will be issued in registered form to the Depositary, and the AMC Preferred Equity Units will be issued in book-entry only form through DTC, as described under “Registration and Settlement — Book Entry System” below. The Depositary will forward to the holders of AMC Preferred Equity Units all reports, notices, and communications from the Company that are delivered to the Depositary and that the Company is required to furnish to the holders of the Preferred Stock.
Miscellaneous
The descriptions of the terms of the Deposit Agreement and the AMC Preferred Equity Units set forth herein are qualified in their entirety by reference to the full text of the Deposit Agreement, which is included as Exhibit 4.1 to the Company’s registration statement on Form 8-A and are incorporated by reference herein.

DESCRIPTION OF PREFERRED STOCK
The foregoing description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations attached as an exhibit to our Registration Statement on Form 8-A filed with the SEC on August 4, 2022, and incorporated herein by reference.
Effect of Stockholder Approval
If we obtain the requisite stockholder approval of the common stock amendment, then upon the terms and in the manner described below under “— Conversion Procedures,” at 9:30 a.m., New York City time, on the first business day following the effectiveness of the common stock amendment, all of the issued and outstanding shares of Preferred Stock will automatically convert in full with no action on the part of holders into Class A common stock at the then-applicable conversion rate and the Preferred Stock will cease to exist.
Automatic Conversion of Preferred Stock
Upon the terms and in the manner described below under “— Conversion Procedures,” each issued and outstanding share of Preferred Stock will automatically convert in full into shares of Class A common stock at the then-applicable conversion rate, with no action on the part of holders, at 9:30 a.m., New York City time, on the first business day following the effectiveness of the common stock amendment (the “Conversion Date”). The initial conversion rate is one hundred (100) shares of Class A common stock for each share of Preferred Stock (or one (1) share of Class A common stock for each AMC Preferred Equity Unit). Such conversion rate is subject to adjustment as described below under “— Anti-Dilution Adjustments.” Cash will be paid in lieu of any fractional shares of Class A common stock that would be issued on conversion as described below under “— Fractional Shares.”
General
The Preferred Stock will be a series (Series A) of the Company’s authorized preferred stock. The Depositary will be the sole holder of shares of the Preferred Stock. The holders of AMC Preferred Equity Units will be required to exercise their proportional rights in the Preferred Stock through the Depositary.
Conversion Procedures
As promptly as practicable after the Conversion Date, the Company shall provide written notice of the conversion to each holder of Preferred Stock stating the Conversion Date and the number of shares of Class A common stock issued upon conversion of each share of Preferred Stock held of record by such holder and subject to conversion. Immediately upon conversion, the rights of the holder of Preferred Stock with respect to the shares of Preferred Stock so converted shall cease and the persons entitled to receive the shares of Class A common stock upon the conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record and beneficial owners of such shares of Class A common stock. In the event that a holder of Preferred Stock shall not by written notice designate the name in which shares of Class A common stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of such holder and in the manner shown on the records of the Company.
The Company shall not be required to reserve or keep available, out of its authorized but unissued shares of Class A common stock, or to have sufficient authorized shares of Class A common stock to cover, the number of shares of Class A common stock that would be required to effect the conversion of all of the then-outstanding shares of Preferred Stock prior to the approval of the common stock amendment.
All shares of Class A common stock which may be issued upon conversion of the shares of Preferred Stock will, upon issuance by the Company, be validly issued, fully paid and non-assessable.
Effective immediately prior to the Conversion Date, dividends shall no longer be declared on the shares of Preferred Stock and such shares of Preferred Stock shall cease to be outstanding, in each case, subject to the rights of holders of Preferred Stock to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled to as further described herein and in the Certificate of Designations.
Fractional Shares
No fractional shares of Class A common stock shall be issued upon conversion of shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at any one time by the same holder of Preferred Stock, the number of full shares of Class A common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. Instead of any fractional shares of Class A common stock which would otherwise be issuable upon conversion of any shares of Preferred Stock, the Company shall pay an amount in cash (rounded to the nearest cent) equal to the interest in the net proceeds from the sale in the open market by the applicable conversion agent of the aggregate fractional shares of Class A common stock that otherwise would have been issuable upon conversion of the Preferred Stock.
Dividends
Dividends on the Preferred Stock will not be mandatory. Holders of the Preferred Stock will be entitled to receive, when, as, and if declared by the Company’s Board or any duly authorized committee of the Company’s Board, but only out of assets legally available therefor, all cash dividends or distributions (including, but not limited to, regular quarterly dividends) declared and paid or made in respect of the shares of Class A common stock, at the same time and on the same terms as holders of Class A common stock, in an amount per share of Preferred Stock equal to the product of (x) the then-applicable conversion rate then in effect and (y) any per share dividend or distribution, as applicable, declared and paid or made in respect of each share of Class A common stock (the “Common Equivalent Dividend Amount”), and the Board or any duly authorized committee thereof may not declare and pay any such cash dividend or make any such cash distribution in respect of Class A common stock unless the Board or any duly authorized committee of the Board declares and pays to the holders of Preferred Stock, at the same time and on the same terms as holders of Class A common stock, the Common Equivalent Dividend Amount per share of Preferred Stock. Notwithstanding any provision to the contrary in the Certificate of Designations with respect to dividends, the holders of Preferred Stock shall not be entitled to receive any cash dividend or distribution made with respect to the Class A common stock after the issuance of the Preferred Stock where the record date for determination of holders of Class A common stock entitled to receive such dividend or distribution occurs prior to the issuance of the Preferred Stock.
Each dividend or distribution declared and paid as described hereunder will be payable to holders of record of Preferred Stock as they appear in the records of the Company at the close of business on the same day as the record date for the corresponding dividend or distribution to the holders of shares of Class A common stock.
Except as set forth in the Certificate of Designations, the Company shall have no obligation to pay, and the holders of Preferred Stock shall have no right to receive, dividends at any time, including with respect to dividends with respect to Parity Securities (as defined herein) or any other class or series of authorized preferred stock of the Company. To the extent the Company declares dividends on the Preferred Stock and on any Parity Securities but does not make full payment of such declared dividends, the Company will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any Parity Securities then outstanding. For purposes of calculating the allocation of partial dividend payments, the Company will allocate dividend payments on a pro rata basis among the holders of Preferred Stock and the holders of any Parity Securities so that the amount of dividends paid per share on the Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that payable dividends per share on the shares of the Preferred Stock and such Parity Securities (but without, in the case of any noncumulative preferred stock, accumulation of dividends for prior dividend periods) bear to each other. The foregoing right shall not be cumulative and shall not in any way create any claim or right in favor of holders of Preferred Stock in the event that dividends have not been declared or paid in respect of any prior calendar quarter.

No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on Preferred Stock or on such Parity Securities that may be in arrears.
Holders of Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Preferred Stock as specified hereunder.
Notwithstanding any provision in the Certificate of Designations to the contrary, holders of Preferred Stock shall not be entitled to receive any dividends for any calendar quarter in which the Conversion Date occurs, except to the extent that any such dividends have been declared by the Company’s Board or any duly authorized committee of the Company’s Board and the record date for such dividend occurs prior to the Conversion Date.
A holder of an AMC Preferred Equity Unit, which is a depositary share in the Preferred Stock, will not be entitled to receive dividends on the Preferred Stock declared by the Company’s Board unless such holder is a holder of record of the depositary share as of the close of business on the record date for such dividend.
Voting Rights
The holders of the Preferred Stock will vote together with the holders of the Class A common stock (and any other securities that vote together or that may in the future vote together with the holders of the Class A common stock) on all matters upon which the holders of Class A common stock are entitled to vote, including the common stock amendment, except for those matters which under the Certificate of Incorporation or Delaware law would require the vote of the Preferred Stock or the Class A common stock voting as a separate voting group. Holders of the Preferred Stock will be entitled to one hundred (100) votes per share (or one (1) vote per AMC Preferred Equity Unit), or such other number of votes per share equal to the number of shares of Class A common stock into which a share of Preferred Stock (and AMC Preferred Equity Units) would convert at the then-applicable conversion rate, subject to adjustments as described herein. The Preferred Stock will not otherwise have voting rights except as specifically required by Delaware law.
Holders of Preferred Stock shall not be entitled to vote together with the Class A common stock with respect to any matter at a meeting of the stockholders of the Company, which under applicable law or the Certificate of Incorporation requires a separate class vote.
Ranking and Liquidation Rights
With respect to any dividends or distributions (including, but not limited to, regular quarterly dividends) declared by the Company’s Board, the Preferred Stock shall rank (i) senior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms junior to any Preferred Stock (“Junior Securities”); (ii) on parity with the Class A common stock and any class or series of capital stock of the Company created specifically ranking by its terms on parity with the Preferred Stock (“Parity Securities”); and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to any Preferred Stock (“Senior Securities”). With respect to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily, except as set forth in (b) below, the Preferred Stock shall rank (i) senior to all of the Class A common stock; (ii) senior to any class or series of Junior Securities; (iii) on parity with any class or series of Parity Securities; and (iv) junior to any class or series of Senior Securities.
Subject to any superior liquidation rights of the holders of any Senior Securities of the Company and the rights of the Company’s existing and future creditors, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of the Preferred Stock shall be entitled to be paid out of the assets of the Company legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Class A common stock and Junior Securities and pari passu with any distribution to the holders of Parity Securities: (i) an amount equal to the sum of the Liquidation Preference for each share of Preferred Stock held by such holder and an amount equal to any dividends declared but unpaid thereon plus (ii) the amount the holders of Preferred Stock would have received if, immediately prior to such voluntary or involuntary liquidation, dissolution or winding up of the Company, the Preferred Stock had converted into Class A common stock (based on the then-applicable conversion rate and without giving effect to any limitations on conversion set forth herein) and if such amount exceeds the amount set forth in (i) above, minus the amount set forth in (i) above, which shall be paid out pari passu with any distribution to holders of the Class A common stock and Parity Securities. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in the Certification of Designations and will have no right or claim to any of the Company’s remaining assets.
The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person or the merger, consolidation or any other business combination of any other corporation or person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.
Anti-Dilution Adjustments
Initially, each share of Preferred Stock will convert into Class A common stock at a rate of one hundred (100) shares of Class A common stock for each share of Preferred Stock (or one (1) share of Class A common stock for one (1) AMC Preferred Equity Unit), subject to adjustment as set forth herein.
If the Company issues solely shares of Class A common stock as a dividend or distribution on all or substantially all shares of the Class A common stock, or if the Company effects a stock split, stock combination or other similar recapitalization of the Class A common stock (in each case excluding an issuance solely pursuant to a reorganization event), then the conversion rate will be adjusted based on the following formula:
where:
CR0   =
the conversion rate in effect immediately before the close of business on the record date or effective date, as applicable, for such dividend, distribution, stock split, stock combination or other similar recapitalization, as applicable;

CR1   =
the conversion rate in effect immediately after the close of business on such record date or effective date, as applicable of such dividend, distribution, stock split, stock combination or other similar recapitalization event;

OS0   =
the number of shares of Class A common stock outstanding immediately prior to such dividend, distribution, stock split, stock combination or other similar recapitalization; and

OS1   =
the number of shares of Class A common stock outstanding immediately after giving effect to such dividend, distribution, stock split, stock combination or other similar recapitalization.

If any distribution, dividend, stock split, stock combination or other similar recapitalization of the Class A common stock is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date the Company’s Board, or any officer acting pursuant to authority conferred by the Company’s Board, determines not to pay such distribution or dividend or to effect such stock split, stock combination or other similar recapitalization, to the conversion rate that would then be in effect had such dividend, distribution, stock split, stock combination or similar recapitalization not been declared or announced.
Adjustments
In the event of:
•
the consolidation, merger or conversion of the Company with or into another person in each case pursuant to which the Class A common stock will be converted into cash, securities, or other property of the Company or another person;

•
any sale, transfer, lease, or conveyance to another person of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, in each case pursuant to which Class A common stock will be converted into cash, securities, or other property; or

•
any reclassification of Class A common stock into securities other than Class A common stock,

each of which is referred to as a “reorganization event,” each share of the Preferred Stock outstanding immediately prior to such reorganization event will, without the consent of the holders of the Preferred Stock, automatically convert into the kind of securities, cash, and other property receivable in such reorganization event by a holder of the shares of Class A common stock into which such share of Preferred Stock was convertible immediately prior to such reorganization event in exchange for such shares of Class A common stock. In the event that holders of the shares of Class A common stock have the opportunity to elect the form of consideration to be received in such reorganization event, the consideration that the holders of the Preferred Stock are entitled to receive will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Class A common stock, by the holders of the Company’s Class A common stock, unless holders of Preferred Stock have the opportunity to elect the form of consideration to be received in such reorganization event.
The Company (or any successor) shall, within 20 days of the occurrence of any reorganization event, provide written notice to the holders of Preferred Stock of such occurrence of such event and of the type and amount of the cash, securities or other property that such holders are entitled to.
Other than with respect to an adjustment as described herein, if at any time prior to the Conversion Date, the Company issues to all holders of the Class A common stock shares of securities or assets of the Company (other than shares of Class A common stock or cash) as a dividend on the Class A common stock, or the Company issues to all holders of the Class A common stock certain rights or warrants entitling them for a period of 60 days or less to purchase shares of Class A common stock at less than the current market value of the Class A common stock at that time, or the Company purchases shares of Class A common stock pursuant to a tender offer or exchange offer generally available to holders of Class A common stock (subject to customary securities laws limitations) at above the current market value of the Class A common stock at that time, and in each such case the record date with respect to such event (or the date such event is effective, as the case may be) occurs on or after the date of issuance of the Preferred Stock and prior to the Conversion Date (each, an “Adjustment Event”), then the Company will make such provision (i) to extend such tender offer or exchange offer on equivalent terms to holders of Preferred Stock or (ii) as is necessary so that the holder of Preferred Stock receives (upon cancellation of such shares of Preferred Stock in the event of a tender offer or exchange offer) the same dividend or other asset or property, if any, as it would have received in connection with such Adjustment Event if it had been the holder on the record date (or the date such event is effective, as the case may be) of the number of shares of Class A common stock into which the shares of Preferred Stock held by such holder are then convertible, or, to the extent that it is not reasonably practicable for the Company to make such provision, the then-applicable conversion rate or other terms of the Preferred Stock shall be adjusted to provide such holder with an economic benefit comparable to that which it would have received had such provision been made. The foregoing shall not apply to the extent that any holder of Preferred Stock participates, or is permitted to participate, on a pro rata as-converted basis with the holders of Class A common stock. Amounts resulting from any calculation as described under “— Anti-Dilution Adjustments” or this “— Conversion Procedures” will be rounded to the nearest 1/10,000th.
Redemption
The Preferred Stock will not be redeemable or subject to any sinking fund or similar provision.
Preemptive Rights
The Preferred Stock will not have any preemptive rights.
Anti-Takeover Effects of Certain Provisions of the Certificate of Incorporation, the Bylaws, and Delaware Law
Certain provisions of our Certificate of Incorporation and our Third Amended and Restated Bylaws (the “Bylaws”) may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of the Company without prior approval of the Company’s Board. These provisions are meant to encourage persons interested in acquiring control of the Company to first consult with the Company’s Board to negotiate terms of a potential business combination or offer. For example, our Certificate of Incorporation and Bylaws:
•
provide for a classified Board, pursuant to which the Company’s Board is divided into three classes whose members serve three-year staggered terms;

•
provide that the size of the Company’s Board will be set by members of the Board, and any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of the directors then in office;

•
do not permit stockholders to take action by written consent;

•
provide that, except as otherwise required by law, special meetings of stockholders can only be called by the Company’s Board;

•
establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the Company’s Board;

•
limit consideration by stockholders at annual meetings to only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting;

•
authorize the issuance of “blank check” preferred stock that could be issued by the Company’s Board to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive; and

•
do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

The Certificate of Incorporation expressly states that the Company has elected not to be governed by Section 203 of the Delaware General Corporate Law, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board. Although the Company has elected to opt out of the statute’s provisions, the Company could elect to be subject to Section 203 in the future.
Class A Common Stock Rights
For a description of the rights of holders of Class A common stock to be delivered upon conversion of the Preferred Stock, see “Description of Capital Stock” included in the “Description of the registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Miscellaneous
The Company shall not be required to reserve or keep available, out of the authorized but unissued Class A common stock, or have sufficient authorized Class A common stock to cover, the shares of Class A common stock issuable upon the conversion of the Preferred Stock prior to the applicable conversion date. Any shares of the Preferred Stock converted into shares of Class A common stock or otherwise reacquired by the Company shall resume the status of authorized and unissued preferred shares, undesignated as to series, and shall be available for subsequent issuance.
The descriptions of the terms of the Preferred Stock set forth herein are qualified in their entirety by reference to the full text of the Certificate of Designations, which is included as Exhibit 3.4 to the Registration Statement on Form 8-A and are incorporated by reference herein.
Additional Shares of Preferred Stock and Classes or Series of Stock
Notwithstanding anything to the contrary set forth in our Certificate of Incorporation or the Certificate of Designations, the Company’s Board or any authorized committee of the Board, without the vote of the holders of Preferred Stock (including the holders of the related AMC Preferred Equity Units), may increase or decrease the number of authorized shares of Preferred Stock or other stock ranking junior or senior to, or on parity with, the Preferred Stock as to dividends and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.
Registration and Settlement
Book-Entry System
The Preferred Stock will be issued in book-entry only form to Computershare Trust Company, N.A., as depositary and sole holder of the Preferred Stock. Individual Preferred Stock certificates will not be issued to each holder of Preferred Stock.
Owners of beneficial interests in the AMC Preferred Equity Units will hold their AMC Preferred Equity Units through the book-entry settlement system of DTC, and if requested by the Company or DTC, such AMC Preferred Equity Units may be represented by a global depositary receipt, deposited with and held in the name of DTC, or its nominee. The AMC Preferred Equity Units of record holders will be deposited with and held in an account at Computershare Trust Company, N.A. In order to own a beneficial interest in the AMC Preferred Equity Units, a holder must be an organization that participates in DTC or have an account with an organization that so participates, including Euroclear Bank, SA/NV, as operator of the Euroclear System, and Clearstream Banking, société anonyme, Luxembourg.
Owners of beneficial interests in AMC Preferred Equity Units held through DTC, or its nominee, if applicable, will not be entitled to have AMC Preferred Equity Units registered in their names, nor will such owners receive or be entitled to receive physical delivery of the AMC Preferred Equity Units in definitive form, or be considered the owners or holders of AMC Preferred Equity Units under the Deposit Agreement including for purposes of receiving any reports or notices delivered by the Company unless DTC ceases to make its book-entry settlement system available as described below. Accordingly, each person owning a beneficial interest in such AMC Preferred Equity Units, must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its beneficial interest, in order to exercise or sell any rights of a holder of AMC Preferred Equity Units.
If DTC ceases to make its book-entry settlement system available, the Company will instruct the Depositary to make other arrangements for book-entry settlement. If the AMC Preferred Equity Units are not eligible for book-entry form, the Depositary shall provide AMC Preferred Equity Units in certificated form registered in the names of the beneficial owners. Once AMC Preferred Equity Units in certificated form are issued, the underlying Preferred Stock may be withdrawn from the depositary arrangement upon surrender of AMC Preferred Equity Units at the corporate trust office of the Depositary and upon payment of the taxes, charges, and fees provided for in the Deposit Agreement. Subject to the Deposit Agreement, the holders of such AMC Preferred Equity Units will receive the appropriate number of shares of Preferred Stock and any money or property represented by the AMC Preferred Equity Units.
Only whole shares of the Preferred Stock may be withdrawn. If a holder holds an amount other than a whole multiple of one hundred (100) AMC Preferred Equity Units, the Depositary will deliver, along with the withdrawn shares of the Preferred Stock, a new depositary receipt evidencing the excess number of AMC

Preferred Equity Units. Holders of withdrawn shares of the Preferred Stock will not be entitled to redeposit those shares or to receive a new depositary receipt evidencing AMC Preferred Equity Units therefor.
Same Day Settlement
As long as the AMC Preferred Equity Units are held through DTC, or its nominee, if applicable, the AMC Preferred Equity Units will trade in the DTC Same-Day Funds Settlement System. DTC requires secondary market trading activity in the AMC Preferred Equity Units to settle in immediately available funds. This requirement may affect trading activity in the AMC Preferred Equity Units.
Payment of Dividends
The Company will pay dividends, if any, on the Preferred Stock represented by AMC Preferred Equity Units in book-entry form to the Depositary. In turn, the Depositary will deliver the dividends to record holders, including DTC, or its nominee, in accordance with the arrangements then in place between the Depositary and DTC. Generally, DTC will be responsible for crediting the dividend payments it receives from the depositary to the accounts of DTC participants, and each participant will be responsible for disbursing the dividend payment for which it is credited to the holders that it represents. As long as the AMC Preferred Equity Units, are held through DTC, or its nominee, if applicable, the Company will make all dividend payments in immediately available funds. Computershare will pay record holders directly.
In the event the AMC Preferred Equity Units are issued in certificated form, dividends generally will be paid by check mailed to the holders on the applicable record date at the address appearing on the security register.
Notices
Any notices required to be delivered to a holder of AMC Preferred Equity Units will be delivered by the Company to the Depositary, and the Depositary will, upon the Company’s written instruction, transmit such notice to record holders. Notices to holders of AMC Preferred Equity Units held through DTC, or its nominee, if applicable, will be given by the Depositary to DTC for communication to its participants.
If the Preferred Stock are issued as individual Preferred Stock certificates or the depositary receipts are issued in certificated form, notices to each holder will be given, as applicable, by mail to the addresses of the respective holders as they appear on the security register.

SELLING STOCKHOLDER
On February 7, 2023, we consummated the transactions contemplated by the Forward Purchase Agreement, pursuant to which we issued to Antara 106,595,106 AMC Preferred Equity Units for an aggregate purchase price of $75.1 million, and simultaneously purchased from Antara $100 million aggregate principal amount of our outstanding 10%/12% Cash/PIK Toggle Second Lien Notes due 2026 in exchange for 91,036,191 AMC Preferred Equity Units. Immediately prior to the entry into the Forward Purchase Agreement on December 22, 2022, Antara confirmed a $34.9 million purchase of 60,000,000 AMC Preferred Equity Units (the “Initial APEs”) under the Company’s at-the-market program (the “ATM Program”).
The Forward Purchase Agreement requires us to register the resale of the AMC Preferred Equity Units included in this prospectus supplement, which include the resale of both Initial APEs and Private Placement APEs purchased by Antara, and this prospectus supplement is being filed to satisfy this obligation. The agreement by Antara to purchase the Private Placement APEs for the consideration described herein was entered into on a private placement basis pursuant to an exemption from the Securities Act.
For purposes of this prospectus supplement, “selling stockholder” includes the stockholder listed below and its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling stockholder’s interests. Our registration of the AMC Preferred Equity Units does not necessarily mean that the selling stockholder will sell all or any of such AMC Preferred Equity Units pursuant to this prospectus supplement or otherwise. The following table sets forth certain information as of March 8, 2023 concerning the AMC Preferred Equity Units that may be offered from time to time by the selling stockholder with this prospectus supplement. The information is based on information provided by or on behalf of the selling stockholder. Information about the selling stockholder may change over time. In particular, the selling stockholder identified below may have sold, transferred or otherwise disposed of all or a portion of their AMC Preferred Equity Units since the date on which they provided us with information regarding their interests. Any changed or new information given to us by the selling stockholder will be set forth in subsequent prospectus supplements or amendments to the registration statement of which this prospectus supplement is a part, if and when necessary.
The beneficial ownership of the AMC Preferred Equity Units set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. The percentage of shares owned prior to completion of the offering is based on 937,940,794 AMC Preferred Equity Units outstanding as of March 8, 2023.
Name of Selling Stockholder	AMC Preferred Equity Units Beneficially Owned as of March 8, 2023	Percentage of AMC Preferred Equity Units Beneficially Owned Prior to Completion of this Offering	AMC Preferred Equity Units Offered Pursuant to this Prospectus	AMC Preferred Equity Units Beneficially Owned upon Completion of this Offering	Percentage of AMC Preferred Equity Units Beneficially Owned upon Completion of this Offering(1)
Antara Capital, LP(2)	232,439,472	24.78%	232,439,472	—	—

(1)
The amounts set forth in this column are the AMC Preferred Equity Units that may be offered for sale from time to time by the selling stockholder using this prospectus supplement. These amounts do not represent any other shares of our AMC Preferred Equity Units that the selling stockholder may own beneficially or otherwise. Further, we do not know when or in what amounts the selling stockholder may offer the AMC Preferred Equity Units for sale. The selling stockholder may decide not to sell any or all of the AMC Preferred Equity Units offered by this prospectus supplement. Because the selling stockholder may offer all, some or none of the AMC Preferred Equity Units pursuant to this offering, we cannot estimate the number of the AMC Preferred Equity Units that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that the selling stockholder will sell all of the AMC Preferred Equity Units covered by this prospectus supplement.

(2)
Consists of 227,232,507 AMC Preferred Equity Units beneficially owned by Antara Capital Master Fund LP, 1,282,919 AMC Preferred Equity Units beneficially owned by Corbin Opportunity Fund LP and 3,924,046 AMC Preferred Equity Units beneficially owned by Corbin ERISA Opportunity Fund Ltd. The business address of Antara Capital Master Fund LP and each of Corbin Opportunity Fund LP and Corbin ERISA Opportunity Fund Ltd. is 55 Hudson Yards, 47th Floor, Suite C, New York, NY 10001.

PLAN OF DISTRIBUTION
The selling stockholder may sell the AMC Preferred Equity Units offered by this prospectus supplement from time to time in one or more transactions, including without limitation:
•
directly to one or more purchasers;

•
through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•
to or through underwriters, brokers or dealers; or

•
through a combination of any of these methods of sale.

In addition, the manner in which the selling stockholder may sell some or all of the AMC Preferred Equity Units covered by this prospectus supplement includes any method permitted by law, including, without limitation, through:
•
“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•
purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•
an over-the-counter distribution;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
short sales effected after the effective date of the registration statement of which this prospectus is a part;

•
through the writing or settlement of options or other hedging transactions; whether through an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•
through trading plans entered into by the selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the AMC Preferred Equity Units on the basis of parameters described in such trading plans;

•
through firm-commitment underwritten public offerings;

•
privately negotiated transactions;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The selling stockholder may also enter into hedging transactions. For example, the selling stockholder may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker- dealer or affiliate will engage in short sales of the AMC Preferred Equity Units pursuant to this prospectus supplement, in which case such broker-dealer or affiliate may use the AMC Preferred Equity Units received from the selling stockholder to close out its short positions;

•
sell the AMC Preferred Equity Units short and re-deliver such shares to close out the short positions;

•
enter into options or other types of transactions that require the selling stockholder, as applicable, to deliver the AMC Preferred Equity Units to a broker-dealer or an affiliate thereof, who will then resell or transfer the AMC Preferred Equity Units under this prospectus supplement; or

•
loan or pledge the AMC Preferred Equity Units to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus supplement.

The Securities covered by this prospectus supplement may be sold:
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on a national securities exchange;

•
in the over-the-counter market; or

•
in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling stockholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus supplement and an applicable pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholder or others to settle such sales and may use securities received from the selling stockholder to close out any related short positions. The selling stockholder may also loan or pledge securities covered by this prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus supplement and the applicable pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable post-effective amendment to the extent required.
In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.
The selling stockholder will not pay any of the costs, expenses and fees in connection with the registration and sale of the AMC Preferred Equity Units offered pursuant to this prospectus supplement, but it will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the AMC Preferred Equity Units offered pursuant to this prospectus supplement. We will not receive any proceeds from the sale of the AMC Preferred Equity Units by the selling stockholder.
To the extent necessary, a prospectus supplement with respect to an offering of the AMC Preferred Equity Units will state the terms of the offering of the AMC Preferred Equity Units, including:
•
the name or names of any underwriters or agents and the amounts of the AMC Preferred Equity Units underwritten or purchased by each of them, if any;

•
the public offering price or purchase price of the AMC Preferred Equity Units and the net proceeds to be received by us from the sale;

•
any delayed delivery arrangements;

•
the method of distribution;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or markets on which the securities may be listed.

The offer and sale of the AMC Preferred Equity Units described in this prospectus supplement by the selling stockholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to the prevailing market prices; or

•
at negotiated prices.

To the extent necessary, we will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

The selling stockholder may also resell all or a portion of the AMC Preferred Equity Units in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a general discussion of the material U.S. federal income tax consequences of (i) the purchase, ownership and disposition of AMC Preferred Equity Units and (ii) the acquisition, ownership and disposition of shares of our Class A common stock received upon conversion of AMC Preferred Equity Units. This discussion does not provide a complete analysis of all potential U.S. federal income tax considerations relating thereto. This description is based on the Internal Revenue Code of 1986, as amended (the “Code”) and existing and proposed U.S. Treasury regulations promulgated thereunder, administrative pronouncements, judicial decisions, and interpretations of the foregoing, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.
This discussion addresses only AMC Preferred Equity Units and shares of our Class A common stock held as capital assets within the meaning of Section 1221 of the Code (generally for investment).
Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income or any state, local or foreign tax laws or any U.S. federal tax laws other than U.S. federal income tax laws, nor does it discuss special tax provisions, which may apply to you if you are subject to special treatment under U.S. federal income tax laws, such as for:
•
certain financial institutions or financial services entities,

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insurance companies,

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tax-exempt entities,

•
tax-qualified retirement plans,

•
“qualified foreign pension funds” (and entities all of the interests of which are held by qualified foreign pension funds),

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dealers in securities or currencies,

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entities that are treated as partnerships or other pass-through entities for U.S. federal income tax purposes (and partners or beneficial owners therein),

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foreign branches,

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“controlled foreign corporations,”

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“passive foreign investment companies,”

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former U.S. citizens or long-term residents,

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corporations that accumulate earnings to avoid U.S. federal income tax,

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regulated investment companies,

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real estate investment trusts,

•
persons deemed to sell Class A common stock or AMC Preferred Equity Units under the constructive sale provisions of the Code, and

•
persons that hold Class A common stock or AMC Preferred Equity Units as part of a straddle, hedge, conversion transaction, or other integrated investment.

You are urged to consult your own tax advisor concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our Class A common stock or AMC Preferred Equity Units, as well as the application of any state, local, foreign income and other tax laws and tax treaties.
As used in this section, a “U.S. holder” is a beneficial owner of our Class A common stock or AMC Preferred Equity Units that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

The term “non-U.S. holder” means a beneficial owner of AMC Preferred Equity Units or our Class A common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
If a partnership or other entity or arrangement treated as a pass-through entity for U.S. federal income tax purposes is a beneficial owner of AMC Preferred Equity Units or our Class A common stock, the tax treatment of a partner in the partnership or an owner of the other pass-through entity or arrangement generally will depend upon the status of the partner or owner and the activities of the partnership or other pass-through entity or arrangement. Any partnership, partner in such a partnership or owner of another pass-through entity or arrangement holding AMC Preferred Equity Units or shares of our Class A common stock should consult its own tax advisor as to the particular U.S. federal income tax consequences applicable to it.
INVESTORS CONSIDERING THE PURCHASE OF AMC PREFERRED EQUITY UNITS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF OTHER FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND APPLICABLE TAX TREATIES.
U.S. Holders
Distributions on Class A Common Stock and AMC Preferred Equity Units
In general, distributions of cash or property with respect to Class A common stock or AMC Preferred Equity Units, as applicable (other than certain pro rata distributions of our stock), will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of a U.S. holder’s adjusted tax basis in its shares of Class A common stock or AMC Preferred Equity Units and will reduce (but not below zero) such U.S. holder’s adjusted tax basis in its shares of Class A common stock or AMC Preferred Equity Units. Any remaining excess will be treated as gain from a disposition of shares of our Class A common stock or AMC Preferred Equity Units subject to the tax treatment described below in “— Sales or Other Dispositions of Shares of Class A Common Stock or AMC Preferred Equity Units.”
Non-corporate U.S. holders will generally be eligible for reduced rates of taxation on any dividend paid out of current or accumulated earnings and profits, provided that certain holding period and other requirements are satisfied. Corporate U.S. holders will generally be eligible for a 50% dividends received deduction on any dividend paid out of current or accumulated earnings and profits, provided that certain holding period and other requirements are satisfied.
The foregoing discussion is subject to the discussion below under “— Backup Withholding and Information Reporting”.
U.S. holders are urged to consult their own tax advisors regarding the availability of the reduced dividend tax rate or the dividends-received deduction in light of their particular circumstances.
Conversion of AMC Preferred Equity Units into Class A Common Stock
A U.S. holder generally will not recognize gain or loss upon the conversion of the AMC Preferred Equity Units into Class A common stock, except that such U.S. holder’s receipt of cash (if any) in respect of a fractional share of Class A common stock will be treated as a sale or disposition of such fractional common share, as described below under “Sales or Other Dispositions of Class A Common Stock or AMC Preferred Equity Units.” A U.S. holder’s basis in shares of Class A common stock received upon conversion of AMC Preferred Equity Units will generally equal the basis of the converted AMC Preferred Equity Units and the holding period of such shares of Class A common stock will include the holding period of the converted AMC Preferred Equity Units.
Sales or Other Dispositions of Class A Common Stock or AMC Preferred Equity Units
A U.S. holder will generally recognize gain or loss on the sale, exchange, or other taxable disposition of its shares of Class A common stock or AMC Preferred Equity Units equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in such shares. This gain or loss generally will be capital gain or loss and the capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, a U.S. holder has held the shares for more than one year. Long-term capital gains of non- corporate U.S. holders are subject to tax at preferential rates. The deductibility of capital losses is subject to limitations.
Backup Withholding and Information Reporting
Any distributions that are paid to a U.S. holder must be reported annually to the IRS and to the U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Dividends paid on our Class A common stock or AMC Preferred Equity Units and the gross proceeds from a taxable disposition of our Class A common stock or AMC Preferred Equity Units may be subject to U.S. federal backup withholding if a U.S. holder fails to provide a correct taxpayer identification number or otherwise comply with the applicable requirements of the backup withholding rules and such U.S. holder does not otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules should be refunded by the IRS or credited against the U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
Distributions on Class A Common Stock and AMC Preferred Equity Units
If we pay distributions on shares of our Class A common stock or AMC Preferred Equity Units, such distributions should constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.
Distributions in excess of our current and accumulated earnings and profits should constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our Class A common stock or AMC Preferred Equity Units. Any remaining excess should be treated as gain realized on the sale or other disposition of our Class A common stock or AMC Preferred Equity Units. See “Sales or Other Dispositions of Class A Common Stock and AMC Preferred Equity Units.”
Subject to the discussion below regarding effectively connected income, any dividend paid to a non-U.S. holder on our Class A common stock or AMC Preferred Equity Units should generally be subject to U.S. federal withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty. You are urged to consult your own tax advisor regarding your entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form or documentation), as applicable, to us or our paying agent. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder should be required to provide appropriate documentation to the agent. Even if our current or accumulated earnings or profits are less than the amount of the distribution, the applicable withholding agent may elect to treat the entire distribution as a dividend for U.S. federal withholding tax purposes. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder and, if required by an applicable income tax treaty, are attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States, are generally not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide us or the paying agent with a valid IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax (provided certain certification and disclosure requirements are satisfied), are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition to the graduated tax described above, such effectively connected dividends received by corporate non-U.S. holders may also be subject to a branch profits tax at a rate of 30%, as adjusted for certain items, or such lower rate as may be specified by an applicable income tax treaty.
Conversion of AMC Preferred Equity Units into Class A Common Stock
A non-U.S. holder generally will not recognize gain or loss upon the conversion of AMC Preferred Equity Units into Class A common stock, except that such non-U.S. holder’s receipt of cash (if any) in respect of a fractional share of Class A common stock will be treated as a sale or disposition of such fractional common share, as described below under “Sales or Other Dispositions of Shares of Class A Common Stock and AMC Preferred Equity Units.”
A non-U.S. holder’s basis in shares of Class A common stock received upon conversion of AMC Preferred Equity Units will generally equal the basis of the converted AMC Preferred Equity Units and the holding period of such shares of Class A common stock will include the holding period of the converted AMC Preferred Equity Units.
Sales or Other Dispositions of Class A Common Stock and AMC Preferred Equity Units
Subject to the discussion below on backup withholding and other withholding taxes, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our Class A common stock or AMC Preferred Equity Units generally should not be subject to U.S. federal income or withholding tax, unless:
•
the gain (i) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (ii) if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in certain cases involving individual holders, a fixed base) maintained by the non-U.S. holder in the United States (in which case the special rules described below apply);

•
the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of such disposition and certain other conditions are met (in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by certain U.S. source capital losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses); or

•
we are, or become, a “United States real property holding corporation” (a “USRPHC”), for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition of our Class A common stock or AMC Preferred Equity Units and the non-U.S. holder’s holding period for our Class A common stock or AMC Preferred Equity Units.

Generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals 50% or more of the sum of the fair market value of (a) its worldwide real property interests and (b) its other assets used or held for use in a trade or business. The tax relating to dispositions of stock in a USRPHC does not apply to a non-U.S. holder whose holdings, actual and constructive, amount to 5% or less of our Class A common stock and AMC Preferred Equity Units at all times during the applicable period, provided that our Class A common stock and AMC Preferred Equity Units are regularly traded on an established securities market. No assurance can be provided that our Class A common stock and AMC Preferred Equity Units will be regularly traded on an established securities market at all times for purposes of the rules described above. Although there can be no assurances in this regard, we believe we have not been and are not currently a USRPHC, and do not anticipate being a USRPHC in the future. You are urged to consult your own tax advisor about the consequences that could result if we are, or become, a USRPHC.
If any gain from the sale, exchange or other disposition of our Class A common stock or AMC Preferred Equity Units, (1) is effectively connected with a U.S. trade or business conducted by a non-U.S. holder and (2) if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in certain cases involving individuals, a fixed base) maintained by such non-U.S. holder in the United States, then the gain generally should be subject to U.S. federal income tax at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would also be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.
Backup Withholding and Information Reporting
Any distributions that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Copies of these information returns also may be made available to the tax authorities of the country in which the non-U.S. holder resides under the provisions of various treaties or agreements for the exchange of information. Dividends paid on our Class A common stock or AMC Preferred Equity Units and the gross proceeds from a taxable disposition of our Class A common stock or AMC Preferred Equity Units may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements. Provision of an IRS Form W-8 appropriate to the non-U.S. holder’s circumstances should generally satisfy the certification requirements necessary to avoid the additional information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules should be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Other Withholding Taxes
Provisions commonly referred to as “FATCA” impose withholding (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30% on payments of U.S.-source dividends (including our dividends) paid to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Withholding imposed by FATCA may also apply to gross proceeds from the sale or other disposition of domestic corporate stock (including our Class A common stock or AMC Preferred Equity Units); although, under proposed U.S. Treasury regulations published on December 18, 2018, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our Class A common stock or AMC Preferred Equity Units are held should affect the determination of whether such withholding is required. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally should be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return containing the required information (which may entail significant administrative burden). Non-U.S. holders are urged to consult their own tax advisors regarding the potential application of these withholding provisions.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A COMMON STOCK OR AMC PREFERRED EQUITY UNITS, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS AND TREATIES.

LEGAL MATTERS
The validity of the AMC Preferred Equity Units being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.
EXPERTS
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries appearing in AMC Entertainment Holdings, Inc. and subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of AMC Entertainment Holdings, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
AMC Entertainment Holdings, Inc.
Common Stock
Preferred Stock
Subscription Rights
Depositary Shares
Warrants
Units
We may offer and sell, from time to time in one or more offerings, shares of our Class A common stock, par value $0.01 (the “common stock”), preferred stock, subscription rights, depositary shares, warrants and units, in amounts, at prices and on terms determined at the time of offering. This prospectus describes some of the general terms of these securities and the general matter in which these securities will be offered. Each time securities are offered pursuant to this prospectus, we will file a prospectus supplement and attach it to this prospectus. We also may provide investors with a free writing prospectus. The prospectus supplement or any free writing prospectus will contain more specific information about the offering and, if applicable, prices and terms of the securities. Such supplements or free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement or free writing prospectus, as well as the documents incorporated by reference herein or therein, before you invest in any of our securities.
In addition, the selling stockholders to be named in a supplement to this prospectus may from time to time offer or sell one or more of the securities registered herein. To the extent that any selling stockholders resell any securities, the selling stockholders may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling stockholders and the amount and terms of the securities being offered. We will not receive any proceeds from the sale of securities by the selling stockholders.
This prospectus may not be used to offer and sell shares of our securities unless accompanied by a prospectus supplement or a free writing prospectus.
The securities may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices and varying prices determined at the times of sale or negotiated prices. The securities offered by this prospectus and the accompanying prospectus supplement or free writing prospectus may be offered by us or the selling stockholders directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AMC.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission (“SEC”). See the sections entitled “Risk Factors” below on page 8, in our other filings with the Securities and Exchange Commission and in the applicable prospectus supplement, if any.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we or the selling stockholders to be named in a prospectus supplement or free writing prospectus may offer and sell, from time to time, in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of our securities that we may offer. To the extent required by applicable law, each time we or the selling stockholders sell securities, we will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you), if any, may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find Additional Information; Incorporation of Documents by Reference” before buying any of the shares of our securities being offered. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information provided in the prospectus supplement or free writing prospectus, as applicable.
You should rely only on the information contained in this prospectus, and any accompanying prospectus supplement, including the information incorporated by reference herein as described under “Where You Can Find More Information; Incorporation of Documents by Reference”, and any free writing prospectus that we prepare and distribute.
Neither we nor the selling stockholders or any of our their respective affiliates have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus related hereto that we may authorize to be delivered to you. If given or made, any such other information or representation should not be relied upon as having been authorized by us or any selling stockholders. We and the selling stockholders may only offer to sell, and seek offers to buy any securities in jurisdictions where offers and sales are permitted.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus, any accompanying prospectus supplement or any other offering materials is only accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless otherwise indicated. Our business, financial condition, results of operations and prospects may have changed since such date.
Unless we state otherwise, references to “we,” “us,” “our,” the “Company” or “AMC” refer to AMC Entertainment Holdings, Inc. and its consolidated subsidiaries.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF DOCUMENTS BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy and other information regarding us and other issuers that file electronically with the SEC, at http://www.sec.gov. Our SEC filings are also available free of charge at our website (www.amctheatres.com). However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on our website is not, and should not be deemed to be, a part of, or incorporated by reference into this prospectus.
The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus automatically will be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC (excluding any documents or portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
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our annual report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 01, 2022 (the “Annual Report”);

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our quarterly reports on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 9, 2022 and for the quarterly period ended June 30, 2022, filed with the SEC on August 4, 2022 (the “Quarterly Reports”);

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our Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022 (but only to the extent incorporated by reference in Part III of our annual report on Form 10-K for the year ended December 31, 2021);

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our current reports on Form 8-K filed with the SEC on February 03, 2022, February 07, 2022, February 14, 2022, March 1, 2022 (the first and second 8-K filings on such date), June 17, 2022, July 01, 2022 and August 4, 2022 (the first 8-K filing on such date) (the “Current Reports”); and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 17, 2013, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

We incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.
This prospectus and any accompanying prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any accompanying prospectus supplement or free writing prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:
AMC Entertainment Holdings, Inc.
One AMC Way
11500 Ash Street
Leawood, Kansas 66211
(913) 213-2000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus, the documents that are incorporated by reference in this prospectus and other written or oral statements made by or on behalf of AMC may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which it is made. Examples of forward-looking statements include statements we make regarding the impact of COVID-19, future attendance levels and our liquidity. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:
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the risks and uncertainties relating to the sufficiency of our existing cash and cash equivalents and available borrowing capacity to comply with minimum liquidity and financial requirements under our debt covenants related to borrowings pursuant to our senior secured revolving credit facility and Odeon term loan facility, fund operations, and satisfy obligations including cash outflows for deferred rent and planned capital expenditures currently and through the next twelve months. In order to achieve net positive operating cash flows and long-term profitability, the Company will need to continue to increase attendance levels significantly compared to aggregate 2021 and the combined first and second quarter of 2022. Domestic industry box office grosses increased significantly to approximately $3.7 billion during the first six months of 2022, compared to the first six months of 2021 of $1.1 billion, and were approximately 66% of domestic box office grosses of $5.6 billion during the first six months of 2019. The Company believes the anticipated volume of titles available for theatrical release and the anticipated broad appeal of many of those titles will support increased attendance levels. The Company’s business is seasonal, with higher attendance and revenues generally occurring during the summer months and holiday seasons. However, there remain significant risks that may negatively impact attendance levels, including a resurgence of COVID-19 related restrictions, potential movie-goer reluctance to attend theatres due to concerns about COVID-19 variant strains, movie studios release schedules and direct to streaming or other changing movie studio practices and consumer behavior. If we are unable to achieve significantly increased levels of attendance and operating revenues, we may be required to obtain additional liquidity. If such additional liquidity were not realized or insufficient, we likely would seek an in-court or out-of-court restructuring of our liabilities, and in the event of such future liquidation or bankruptcy proceeding, holders of our common stock and other securities would likely suffer a total loss of their investment;

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the impact of COVID-19 variant strains on us, the motion picture exhibition industry, and the economy in general, including our response to COVID-19 variant strains and suspension of operations at our theatres, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees;

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risks and uncertainties relating to our significant indebtedness, including our borrowings and our ability to meet our financial maintenance and other covenants;

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shrinking exclusive theatrical release windows or release of movies to theatrical exhibition and streaming platforms on the same date, and the theatrical release of fewer movies;

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increased use of alternative film delivery methods including premium video on demand or other forms of entertainment;

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intense competition in the geographic areas in which we operate among exhibitors or from other forms of entertainment;

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certain covenants in the agreements that govern our indebtedness may limit our ability to take advantage of certain business opportunities and limit or restrict our ability to pay dividends, pre-pay debt, and also to refinance debt and to do so at favorable terms;

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risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges, and the fair value of the investment in Hycroft common shares and warrants;

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risks relating to motion picture production and performance;

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our lack of control over distributors of films;

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general and international economic, political, regulatory, social and financial market conditions, inflation, and other risks;

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limitations on the availability of capital or poor financial results may prevent us from deploying strategic initiatives;

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an issuance of preferred stock, including the AMC Preferred Equity Units, could dilute the voting power of the common stockholders and adversely affect the market value of our common stock and AMC Preferred Equity Units;

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limitations on the authorized number of common stock shares prevents us from raising additional capital through common stock issuances;

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our ability to achieve expected synergies, benefits and performance from our strategic initiatives;

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our ability to refinance our indebtedness on terms favorable to us or at all;

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our ability to optimize our theatre circuit through new construction, the transformation of our existing theatres, and strategically closing underperforming theatres may be subject to delay and unanticipated costs;

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failures, unavailability or security breaches of our information systems;

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our ability to utilize interest expense deductions may be limited annually due to Section 163(j) of the Tax Cuts and Jobs Act of 2017;

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our ability to recognize interest deduction carryforwards, net operating loss carryforwards and other tax attributes to reduce our future tax liability;

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our ability to recognize certain international deferred tax assets which currently do not have a valuation allowance recorded;

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impact of the elimination of the calculation of USD LIBOR rates on our contracts indexed to USD LIBOR;

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review by antitrust authorities in connection with acquisition opportunities;

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risks relating to the incurrence of legal liability, including costs associated with the ongoing securities class action lawsuits;

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dependence on key personnel for current and future performance and our ability to attract and retain senior executives and other key personnel, including in connection with any future acquisitions;

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increased costs in order to comply or resulting from a failure to comply with governmental regulation, including the General Data Protection Regulation (“GDPR”), the California Consumer Privacy Act (“CCPA”) and pending future domestic privacy laws and regulations;

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supply chain disruptions may negatively impact our operating results;

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the dilution caused by recent and potential future sales of our common stock and AMC Preferred Equity Units could adversely affect the market price of the common stock and AMC Preferred Equity Units;

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the market price and trading volume of our shares of common stock has been and may continue to be volatile and such volatility may also apply to our AMC Preferred Equity Units, and purchasers of our securities could incur substantial losses;

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future offerings of debt, which would be senior to our common stock and AMC Preferred Equity Units for purposes of distributions or upon liquidation, could adversely affect the market price of our common stock and AMC Preferred Equity Units;

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the potential for political, social, or economic unrest, terrorism, hostilities, cyber-attacks or war, including the conflict between Russia and Ukraine and that Sweden and Finland (countries where we operate approximately 100 theatres) completed accession talks at NATO headquarters in Brussels on July 4, 2022 and NATO ambassadors signed the accession protocols on July 5, 2022, which could cause a deterioration in the relationship each country has with Russia, and the potential impact of financial and economic sanctions on the regional and global economy, or widespread health emergencies, such as COVID-19 or other pandemics or epidemics, causing people to avoid our theatres or other public places where large crowds are in attendance;

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anti-takeover protections in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage or prevent a takeover of our Company, even if an acquisition would be beneficial to our stockholders; and

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other risks referenced from time to time in filings with the SEC.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty and we caution accordingly against relying on forward-looking statements.
Consider these factors carefully in evaluating the forward-looking statements. For further information about these and other risks and uncertainties as well as strategic initiatives, see “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent reports filed by us with the SEC, including on Form 8-K.
All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included herein are made only as of the date hereof, and we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

THE COMPANY
We are the world’s largest theatrical exhibition company and an industry leader in innovation and operational excellence. Over the course of our nearly 100-year history, we have pioneered many of the theatrical exhibition industry’s most important innovations. We introduced Multiplex theatres in the 1960s and the North American stadium-seated Megaplex theatre format in the 1990s. Most recently, we continued to innovate and evolve the movie-going experience with the deployment of our theatre renovations featuring plush, powered recliner seating and the launch of our U.S. subscription loyalty tier, AMC Stubs® A-List. Our growth has been driven by a combination of organic growth through reinvestment in our existing assets and through the acquisition of some of the most respected companies in the theatrical exhibition industry.
We were incorporated under the laws of the state of Delaware on June 6, 2007. We maintain our principal executive offices at One AMC Way, 11500 Ash Street, Leawood, Kansas 66211 and our telephone number is (913) 213-2000. Our corporate website address is www.amctheatres.com. Our website and the information contained on, or that can be accessed through, the website is not incorporated by reference in, and is not part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our securities.

RISK FACTORS
Investing in our securities involves risks. You should carefully consider the risk factors set forth below and the risk factors described under the heading “Risk Factors” in our Annual Report and any updates to those risk factors or new risk factors contained in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference” in this prospectus. These risks could materially affect our business, results of operations or financial condition and affect the value of our securities. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS
Except as otherwise provided in a prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures and other investments. We will not receive any proceeds from any sale of our securities by any selling stockholders. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is summarized from and qualified in its entirety by reference to Delaware law, our amended and restated certificate of incorporation (the “certificate of incorporation”) and our amended and restated bylaws (the “bylaws”), each of which has been publicly filed with the SEC. See the section entitled “Where You Can Find More Information; Incorporation of Documents by Reference”.
Our authorized capital stock consists of 524,173,073 shares of common stock and 50,000,000 shares of preferred stock, par value $0.01 per share. As of August 4, 2022, there were 516,820,595 shares of common stock outstanding and no shares of preferred stock outstanding. We retired the Class B common stock authorized by our certificate of incorporation in connection with the conversion of the Class B common stock for our Class A common stock. Our common stock is listed on the NYSE under the symbol “AMC”. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Voting Rights
Holders of common stock are entitled to one vote per share. Our directors are elected by all of the common stockholders voting together as a single class.
Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of our outstanding voting power. Except as otherwise required by the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation or voting rights granted to any subsequently issued preferred stock, the holders of outstanding shares of our common stock and our preferred stock entitled to vote thereon, if any, vote as one class with respect to all matters to be voted on by our stockholders. Under the DGCL, amendments to our certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class.
Conversion
The common stock is not convertible into any other shares of our capital stock.
No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.
Dividends
Holders of common stock share ratably (based on the number of shares of common stock held) in any dividend declared by the AMC Board, subject to any preferential rights of any outstanding preferred stock.
Other Rights
Upon liquidation, dissolution or winding up, after payment in full of the amounts required to be paid to holders of preferred stock, if any, all holders of common stock, regardless of class, will be entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of any class of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.
Preferred Stock
AMC’s certificate of incorporation authorizes the AMC Board to issue from time to time up to an aggregate of 50,000,000 shares of preferred stock in one or more series without further stockholder approval. The AMC Board is authorized, without further stockholder approval, to establish one or more series of preferred stock and to determine, with respect to each such series, the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. On August 4, 2022, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating 10,000,000 shares of the Company’s authorized preferred stock as Series A Convertible Participating Preferred Stock, par value $0.01 (the “Series A Preferred Stock”) with the preferences, limitations, voting powers and relative rights as set forth in the Certificate of Designations. A copy of the Certificate of Designations, which became effective upon filing on August 4, 2022, is filed as Exhibit 3.1 to the Current Report on Form 8-K filed on August 4, 2022, and is incorporated by reference herein. Particular terms of any Series A Preferred Stock we offer will be described in the prospectus supplement relating to such offering. The issuance of our preferred stock, including the Series A Preferred Stock, could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of our Company.
Anti-Takeover Effects of Certain Provisions of Delaware Law, the Certificate of Incorporation and the Bylaws
Certain provisions of our certificate of incorporation and bylaws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of AMC without prior approval of the AMC Board. These provisions are meant to encourage persons interested in acquiring control of AMC to first consult with the AMC Board to negotiate terms of a potential business combination or offer. For example, the certificate of incorporation and bylaws:
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provide for a classified board of directors, pursuant to which the AMC Board is divided into three classes whose members serve three-year staggered terms;

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provide that the size of the AMC Board will be set by members of the AMC Board, and any vacancy on the AMC Board, including a vacancy resulting from an enlargement of the AMC Board, may be filled only by vote of a majority of the directors then in office;

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do not permit stockholders to take action by written consent;

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provide that, except as otherwise required by law, special meetings of stockholders can only be called by the AMC Board;

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establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the AMC Board;

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limit consideration by stockholders at annual meetings to only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the AMC Board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting;

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authorize the issuance of “blank check” preferred stock that could be issued by the AMC Board to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive; and

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do not permit cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

The certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of such corporation approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.
The bylaws state that unless AMC consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of AMC, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of AMC to AMC or AMC’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws, or (iv) any action asserting a claim against AMC governed by the internal affairs doctrine; provided, however, that this provision of the bylaws does not apply to any actions arising under the Securities Act or the Exchange Act.
Special Meeting of Stockholders
Special meetings of our stockholders may be called only by a majority of our directors.
No Actions by Written Consent
Stockholder action can be taken only at an annual or special meeting of stockholders.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices, not less than 30 days nor more than 60 days prior to the first anniversary of the preceding year’s annual meeting; provided, that in the event that the date of such meeting is advanced more than 30 days prior to, or delayed by more than 30 days after, the anniversary of the preceding year’s annual meeting of our stockholders, a stockholder’s notice to be timely must be so delivered not earlier than the close of business on the 60th day prior to such meeting and not later than the close of business on the later of the 30th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of AMC by means of a proxy contest, tender offer, merger or otherwise.
Amendments to Certificate of Incorporation or Bylaws
The certificate of incorporation provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend the certificate of incorporation. In addition, under the DGCL, an amendment to the certificate of incorporation that would alter or change the powers, preferences or special rights of the common stock so as to affect them adversely also must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class. Subject to the bylaws, the AMC Board may from time to time make, amend, supplement or repeal the bylaws by vote of a majority of the AMC Board.

Registration Rights
Pursuant to a registration rights agreement dated December 23, 2013, we have agreed, subject to certain conditions, to use our best efforts to effect registered offerings upon request from Wanda and have granted incidental or “piggyback” registration rights with respect to our common stock held by Wanda. These registration rights of our stockholders could impair the prevailing market price and impair our ability to raise capital by depressing the price at which we could sell our common stock.
Limitation of Liability and Indemnification of Directors and Officers
As permitted by the DGCL, we have adopted provisions in the certificate of incorporation that limit or eliminate the personal liability of our directors and officers for monetary damages for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:
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any breach of the person’s duty of loyalty to us or our stockholders;

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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

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any transaction from which the person derived an improper personal benefit.

These limitations of liability do not generally affect the availability of equitable remedies such as injunctive relief or rescission.
As permitted by the DGCL, the certificate of incorporation and bylaws provide that:
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we will indemnify our current and former directors and officers and anyone who is or was serving at our request as the director or officer of, or legal representative in, another entity, and may indemnify our current or former employees and other agents, to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•
we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

We currently maintain liability insurance for our directors and officers.
The certificate of incorporation requires us to advance expenses to our directors and officers in connection with a legal proceeding, subject to receiving an undertaking from such director or officer to repay advanced amounts if it is determined he or she is not entitled to indemnification. The bylaws provide that we may advance expenses to our employees and other agents, upon such terms and conditions, if any, as we deems appropriate.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.
We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
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the price, if any, for the subscription rights;

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the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

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the number of subscription rights issued to each stockholder;

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the amount of our equity or debt securities that may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the provisions of the depositary shares and depository receipts that we may issue from time to time and which would be important to holders of depositary shares and depository receipts, other than pricing and related terms, which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depository receipts being offered and provide any additional provisions applicable to the depositary shares or depository receipts being offered. The following description and any description in a prospectus supplement may not be complete and are subject to, and qualified in their entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.
Depositary Shares
We may offer depositary shares evidenced by depository receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that we issue and deposit with a depository. The fraction or the multiple of a share of preferred stock, which each depositary share represents, will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as its preferred stock depository. We will name the depository in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depository will send the holders of depositary shares all reports and communications that we deliver to the depository and which we are required to furnish to the holders of depositary shares.
Depository Receipts
The depositary shares will be evidenced by depository receipts issued pursuant to the depositary agreement. Depository receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under one or more warrant agreements we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with an offering of our warrants.
A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the currencies in which the price or prices of the warrants may be payable;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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any listing of warrants on any securities exchange;

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if appropriate, a discussion of U.S. federal income tax consequences; and

•
any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, depositary shares, subscription rights and warrants or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
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the terms of the units and of any of the common stock, preferred stock, depositary shares, subscription rights and comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units; and

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whether the units will be issued in fully registered or global form.

SELLING STOCKHOLDERS
Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our common stock by the selling stockholders, the number of securities to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
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directly to one or more purchasers;

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through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

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to or through underwriters, brokers or dealers; or

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through a combination of any of these methods of sale.

In addition, the manner in which we or the selling stockholders may sell some or all of the securities covered by this prospectus includes any method permitted by law, including, without limitation, through:
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“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

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block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We or the selling stockholders may also enter into hedging transactions. For example, we and the selling stockholders may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us or selling stockholders to close out its short positions;

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sell securities short and re-deliver such securities to close out the short positions;

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enter into options or other types of transactions that require us or the selling stockholders to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

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loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities covered by this prospectus may be sold:
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on a national securities exchange if listed thereunder;

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in the over-the-counter market; or

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in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, we or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or the selling stockholders or others to settle such sales and may use securities received from us or selling stockholders to close out any related short positions. We or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post effective amendment) to the extent required.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us or the selling stockholders from the sale;

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any delayed delivery arrangements;

•
the method of distribution;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•
at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

•
at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.
Direct sales to investors or our stockholders may be accomplished through subscription offerings or through stockholder subscription rights distributed to stockholders. In connection with subscription offerings or the distribution of stockholder subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through stockholder subscription rights, the stockholder subscription rights will be distributed as a dividend to the stockholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under stockholder purchase rights will set forth the relevant terms of the stockholder subscription rights, including:
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whether common stock, preferred stock, depositary shares or warrants for those securities will be offered under the stockholder subscription rights;

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the number of those securities or warrants that will be offered under the stockholder subscription rights;

•
the period during which and the price at which the stockholder subscription rights will be exercisable;

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the number of stockholder subscription rights then outstanding;

•
any provisions for changes to or adjustments in the exercise price of the stockholder subscription rights; and

•
any other material terms of the stockholder subscription rights.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries appearing in AMC Entertainment Holdings, Inc. and subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of AMC Entertainment Holdings, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young, LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of AMC Entertainment Holdings, Inc. and subsidiaries for the year ended December 31, 2019 have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. AMC Entertainment Holdings, Inc. has agreed to indemnify and hold KPMG LLP harmless against and from any and all legal costs and expenses incurred by KPMG LLP in successful defense of any legal action or proceeding that arises as a result of KPMG LLP’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

232,439,472
AMC Preferred Equity Units

PROSPECTUS SUPPLEMENT

March 9, 2023